FIRST COLONIAL BANKSHARES CORPORATION

                                 RETIREMENT PLAN



                 Amended and Restated Effective January 1, 1994
                    Except as Specifically Provided Otherwise

                                TABLE OF CONTENTS

   ARTICLE 1
   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
        1.1  Purpose . . . . . . . . . . . . . . . . . . . . . . . . . .    1
        1.2  Source of Funds . . . . . . . . . . . . . . . . . . . . . .    1
        1.3  Effective Date  . . . . . . . . . . . . . . . . . . . . . .    1
        1.4  Definitions . . . . . . . . . . . . . . . . . . . . . . . .    1

   ARTICLE 2
   Eligibility and Participation . . . . . . . . . . . . . . . . . . . .   15
        2.1  Eligibility Requirements  . . . . . . . . . . . . . . . . .   15
        2.2  Leaves of Absence . . . . . . . . . . . . . . . . . . . . .   15

   ARTICLE 3
   Contributions by Employer . . . . . . . . . . . . . . . . . . . . . .   16
        3.1  Employer Contributions  . . . . . . . . . . . . . . . . . .   16
        3.2  Before-Tax Contributions  . . . . . . . . . . . . . . . . .   17
        3.3  Limitations on Before-Tax Contributions . . . . . . . . . .   17
        3.4  Employer Contribution . . . . . . . . . . . . . . . . . . .   21
        3.5  Matching Employer Contribution  . . . . . . . . . . . . . .   22

   ARTICLE 4
   Participant Contributions . . . . . . . . . . . . . . . . . . . . . .   23
        4.1  After-Tax Contributions . . . . . . . . . . . . . . . . . .   23
        4.2  Rollover Contribution . . . . . . . . . . . . . . . . . . .   23
        4.3  Allocation of Rollover Contributions  . . . . . . . . . . .   23

   ARTICLE 5
   Accounting Provisions and Allocations . . . . . . . . . . . . . . . .   24
        5.1  Participant's Accounts  . . . . . . . . . . . . . . . . . .   24
        5.2  Common Fund . . . . . . . . . . . . . . . . . . . . . . . .   24
        5.3  Accounting Steps for Employer, Elective and Rollover
             Accounts  . . . . . . . . . . . . . . . . . . . . . . . . .   26
        5.4  Accounting Steps for ESOP Account . . . . . . . . . . . . .   26
        5.5  Accounting Steps for ESOP Cash Account  . . . . . . . . . .   27
        5.6  Charging of Payments and Distributions  . . . . . . . . . .   27
        5.7  Determination of Value of Trust Fund  . . . . . . . . . . .   28
        5.8  Allocation of Net Earnings or Losses  . . . . . . . . . . .   28
        5.9  Eligibility to Share in the Employer's Contribution and
             Forfeitures . . . . . . . . . . . . . . . . . . . . . . . .   28
        5.10 Allocation of Employer Contribution and Forfeitures . . . .   29
        5.11 Provisional Annual Addition . . . . . . . . . . . . . . . .   29
        5.12 Limitation on Annual Additions  . . . . . . . . . . . . . .   30
        5.13 Special Limitation on Maximum Contributions . . . . . . . .   31

   ARTICLE 6
   Amount of Payments to Participants  . . . . . . . . . . . . . . . . .   33
        6.1  General Rule  . . . . . . . . . . . . . . . . . . . . . . .   33
        6.2  Normal Retirement . . . . . . . . . . . . . . . . . . . . .   33
        6.3  Death . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
        6.4  Disability  . . . . . . . . . . . . . . . . . . . . . . . .   33
        6.5  Vesting . . . . . . . . . . . . . . . . . . . . . . . . . .   34
        6.6  Resignation or Dismissal  . . . . . . . . . . . . . . . . .   34
        6.7  Computation of Period of Service  . . . . . . . . . . . . .   34
        6.8  Treatment of Forfeitures  . . . . . . . . . . . . . . . . .   35

   ARTICLE 7
   Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
        7.1  Commencement and Form of Distributions  . . . . . . . . . .   36
        7.2  Distributions to Beneficiaries  . . . . . . . . . . . . . .   39
        7.3  Beneficiaries . . . . . . . . . . . . . . . . . . . . . . .   40
        7.4  Installment or Deferred Distributions . . . . . . . . . . .   41
        7.5  Form of Elections and Applications for Benefits . . . . . .   41
        7.6  Unclaimed Distributions . . . . . . . . . . . . . . . . . .   41
        7.7  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
        7.8  Withdrawals From Elective and Rollover Accounts Prior to
             Termination of Employment . . . . . . . . . . . . . . . . .   43
        7.9  Facility of Payment . . . . . . . . . . . . . . . . . . . .   46
        7.10 Claims Procedure  . . . . . . . . . . . . . . . . . . . . .   46

   ARTICLE 8
   Top-Heavy Plan Requirements . . . . . . . . . . . . . . . . . . . . .   48
        8.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . .   48
        8.2  Top-Heavy Plan Requirements . . . . . . . . . . . . . . . .   50

   ARTICLE 9 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
   Powers and Duties of Plan Committee . . . . . . . . . . . . . . . . .   52
        9.1  Appointment of Plan Committee . . . . . . . . . . . . . . .   52
        9.2  Powers and Duties of Committee  . . . . . . . . . . . . . .   52
        9.3  Committee Procedures  . . . . . . . . . . . . . . . . . . .   53
        9.4  Consultation with Advisors  . . . . . . . . . . . . . . . .   53
        9.5  Committee Members as Participants . . . . . . . . . . . . .   54
        9.6  Records and Reports . . . . . . . . . . . . . . . . . . . .   54
        9.7  Investment Policy . . . . . . . . . . . . . . . . . . . . .   54
        9.8  Designation of Other Fiduciaries  . . . . . . . . . . . . .   54
        9.9  Obligations of Committee  . . . . . . . . . . . . . . . . .   55
        9.10 Indemnification of Committee  . . . . . . . . . . . . . . .   55

   ARTICLE 10
   Trustee and Trust Fund  . . . . . . . . . . . . . . . . . . . . . . .   56
        10.1 Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . .   56
        10.2 Payments to Trust Fund and Expenses . . . . . . . . . . . .   56
        10.3 Trustee's Responsibilities  . . . . . . . . . . . . . . . .   56
        10.4 Reversion to an Employer  . . . . . . . . . . . . . . . . .   56

   ARTICLE 11
   Amendment or Termination  . . . . . . . . . . . . . . . . . . . . . .   57
        11.1 Amendment . . . . . . . . . . . . . . . . . . . . . . . . .   57
        11.2 Termination . . . . . . . . . . . . . . . . . . . . . . . .   57
        11.3 Form of Amendment, Discontinuance of Employer
             Contributions, and Termination  . . . . . . . . . . . . . .   57
        11.4 Limitations on Amendments . . . . . . . . . . . . . . . . .   57
        11.5 Level of Benefits Upon Merger . . . . . . . . . . . . . . .   58
        11.6 Vesting Upon Termination or Discontinuance of Employer
             Contributions; Liquidation of Trust . . . . . . . . . . . .   58

   ARTICLE 12
   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
        12.1 No Guarantee of Employment, Etc.  . . . . . . . . . . . . .   60
        12.2 Nonalienation . . . . . . . . . . . . . . . . . . . . . . .   60
        12.3 Qualified Domestic Relations Order  . . . . . . . . . . . .   60
        12.4 Controlling Law . . . . . . . . . . . . . . . . . . . . . .   60
        12.5 Severability  . . . . . . . . . . . . . . . . . . . . . . .   60
        12.6 Notification of Addresses . . . . . . . . . . . . . . . . .   61
        12.7 Gender and Number . . . . . . . . . . . . . . . . . . . . .   61

   ARTICLE 13
   Adoption by Affiliates  . . . . . . . . . . . . . . . . . . . . . . .   62
        13.1 Adoption of Plan  . . . . . . . . . . . . . . . . . . . . .   62
        13.2 The Company as Agent for Employer . . . . . . . . . . . . .   62
        13.3 Adoption of Amendments  . . . . . . . . . . . . . . . . . .   62
        13.4 Termination . . . . . . . . . . . . . . . . . . . . . . . .   62
        13.5 Data to Be Furnished by Employers . . . . . . . . . . . . .   62
        13.6 Joint Employees . . . . . . . . . . . . . . . . . . . . . .   63
        13.7 Expenses  . . . . . . . . . . . . . . . . . . . . . . . . .   63
        13.8 Withdrawal  . . . . . . . . . . . . . . . . . . . . . . . .   63
        13.9 Prior Plans . . . . . . . . . . . . . . . . . . . . . . . .   63
        13.10 List of Employers  . . . . . . . . . . . . . . . . . . . .   63

   ARTICLE 14
   Diversification of Investment . . . . . . . . . . . . . . . . . . . .   64
        14.1 Election by Qualified Participant . . . . . . . . . . . . .   64
        14.2 Method of Directing Investing . . . . . . . . . . . . . . .   64
        14.3 Investment Options  . . . . . . . . . . . . . . . . . . . .   64
        14.4 Determination of Amount Subject to Diversification
             Requirement . . . . . . . . . . . . . . . . . . . . . . . .   64
        14.5 Qualified Participant . . . . . . . . . . . . . . . . . . .   65
        14.6 Qualified Election Period . . . . . . . . . . . . . . . . .   65

   ARTICLE 15
   Rights, Restrictions and Options on Company Stock . . . . . . . . . .   66
        15.1 Distribution of Company Stock Under Federal Securities
             Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
        15.2 Right of First Refusal  . . . . . . . . . . . . . . . . . .   67
        15.3 Put Option  . . . . . . . . . . . . . . . . . . . . . . . .   67
        15.4 Other Options . . . . . . . . . . . . . . . . . . . . . . .   68
        15.5 Voting of Company Stock . . . . . . . . . . . . . . . . . .   68
        15.6 Special Put Option Requirements . . . . . . . . . . . . . .   69

   APPENDIX A
   Applicable to
   New Century Bank  . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1

   APPENDIX B
   Applicable to
   Bank of Highwood  . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1

                                    ARTICLE 1
                                     General

        1.1 Purpose. It is the intention of the Employer to continue to provide for the administration of the First Colonial Bankshares Corporation Retirement Plan (the "Plan") and a Trust Fund in conjunction therewith for the benefit of eligible employees of the Employer, in accordance with the provisions of Code Sections 401, 501 and 4975(e)(7) and in accordance with other provisions of law relating to profit sharing plans containing a Code Section 401(k) arrangement and qualified employee stock ownership plans. The component of the Plan relating to the ESOP Accounts is designed to invest primarily in "qualifying employer securities," as defined in Code Sections 4975(e)(8), 409(l) and ERISA
   Section 407(d)(5). Except as otherwise provided in this Plan or the Trust, upon the transfer by the Employer of any funds to the Trust Fund in accordance with the provisions of this Plan, all interest of the Employer therein shall cease and terminate, and no part of the Trust Fund shall be used for, or diverted to, purposes other than the exclusive benefit of Participants and their beneficiaries.

        1.2 Source of Funds. The Trust Fund shall be created, funded and maintained by contributions of the Employer, by contributions of the Participants, and by such net earnings as are obtained from the investment of the funds of the Trust Fund.

        1.3 Effective Date. The provisions of the Plan as herein restated shall be effective as of January 1, 1994, except for certain provisions the effective dates of which are set forth therein. Except as may be required by ERISA or the Code, the rights of any person whose status as an employee of the Employer and all Affiliates has terminated shall be determined pursuant to the Plan as in effect on the date such employment terminated, unless a subsequently adopted provision of the Plan is made specifically applicable to such person.

        1.4 Definitions. Certain terms are capitalized and have the respective meanings set forth in the Plan.

        "Account" means each of the individual accounts established pursuant to Article 5 representing a Participant's allocable share of the Trust Fund.

        "Accounts" means the collective individual accounts established pursuant to Article 5.

        "Acquisition Loan" means an amount borrowed by the Trustee for the purpose of acquiring Company Stock in accordance with Code Section 4975(d)(3). The Company may direct the Trustees to incur Acquisition Loans from time to time to finance the acquisition of Company Stock acquired for the Trust or to repay a prior Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired. No other assets of the Plan may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against any other Plan assets. Any pledge of Financed Shares must provide for the release of shares so pledged on a basis equal to the principal paid by the Trustees on the Acquisition Loan. The released Financed Shares must be allocated to Participants' ESOP Accounts in accordance with the provisions of
   Section 5.4. Repayment of principal and interest on any Acquisition Loan shall be made by the Trustees only from Company contributions paid in cash to enable the Trustees to repay such loan, from earnings attributable to such contributions, from any cash dividends received by the Trustees on such unallocated Financed Shares, and on shares of Company Stock allocated to Participants' ESOP Accounts. Financed Shares shall initially be credited to a "Loan Suspense Account" and shall be transferred for allocation to the ESOP Accounts of Participants only as payments of principal on the Acquisition Loan are made by the Trustees. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants' ESOP Accounts for each Plan Year shall be based upon the ratio that the payments of principal on the Acquisition Loan for that Plan Year bears to the total projected payments of principal on the Acquisition Loan over the duration of the Acquisition Loan repayment period. Notwithstanding the foregoing, cash dividends paid on shares of Company Stock allocated to Participants' ESOP Accounts may not be used for the repayment of principal and interest unless the fair market value of the Company Stock at the time the cash dividends are allocated to Participants exceeds the fair market value of the Company Stock acquired with the Acquisition Loan at the time such Company Stock was acquired.

        "Actual Deferral Percentage" and "Actual Deferral Percentage Tests" are described in Section 3.3.

        "Adjusted Net Worth of the Trust Fund" means, as of any Valuation Date, the then net worth of the Trust Fund as determined by the Trustee, less an amount equal to the sum of:

             (a) Profit Sharing Contributions, ESOP Contributions and ESOP Cash Contributions, if any, paid or accrued to the Trust for the period elapsed since the last preceding Valuation Date,

             (b) Forfeitures, if any, occurring since the last preceding Valuation Date,

             (c) One-half of the Before-Tax Contributions and Matching Employer Contributions, if any, paid to the Trust for the period elapsed since the last preceding Valuation Date,

             (d) The fair market value of the Company Stock held by the Trust as of such Valuation Date, and

             (e) The Rollover Contributions received by the Trust since the 15th day of the second month of the calendar quarter ending on such Valuation Date.

        "Affiliate" means any corporation or enterprise, other than the Company, which, as of a given date, is a member of the same controlled group of corporations, the same group of trades or businesses under common control or the same affiliated service group, determined in accordance with Code Sections 414(b), (c), (m) or (o), as is the Company. For purposes of determining the amount of a Participant's Annual Addition or Compensation and applying the limitations of Code Section 415 set forth in
   Article 5, "Affiliate" shall include any corporation or enterprise, other than the Company, which, as of a given date, is a member of the same controlled group of corporations or the same group of trades or businesses under common control, determined in accordance with Code Sections 414(b) or (c) as modified by Code Section 415(h), as is the Company.

        "Annual Addition" means for any Limitation Year, the sum of (a) all Before-Tax Contributions, Matching Employer Contributions, Employer Contributions and forfeitures allocated to the Accounts of a Participant under this Plan; (b) any employer contributions, forfeitures and employee after-tax contributions allocated to such Participant under any other defined contribution plan maintained by the Employer or an Affiliate; and
   (c) amounts allocated to an individual medical account as defined in Code
   Section 415(l)(2) and amounts attributable to post-retirement medical benefits allocated to an account described in Code Section 419A(d)(2) maintained by the Employer or an Affiliate; provided, however, that with respect to a Limitation Year beginning before the 1987 Plan Year, only the greater of (i) the Participant's employee after-tax contributions under such other plans for such year in excess of 6% of the Participant's Compensation for the Limitation Year or (ii) one-half of all of the Participant's employee after-tax contributions under such other plans for such Limitation Year shall be included in the Annual Addition.

        "Basic Before-Tax Contributions" and "Supplemental Before-Tax Contributions" mean, with respect to a Participant, the contributions made on behalf of such Participant by the Employer as described in Section 3.2 and, with respect to the Employer, mean the sum of all such contributions made on behalf of all Participants.

        "Before-Tax Contributions" means, with respect to a Participant, the sum of the Basic Before-Tax Contributions and the Supplemental Before-Tax Contributions made on behalf of such Participant by the Employer as described in Section 3.2 and, with respect to the Employer, means the sum of all such contributions made on behalf of all Participants.

        "Code" means the Internal Revenue Code of 1986, as from time to time amended.

        "Committee" means the plan administrator and named fiduciary appointed pursuant to Section 9.1.

        "Company" means First Colonial Bankshares Corporation.

        "Company Stock" shall mean common stock issued by the Company or any Affiliate having a combination of voting power and dividend rates equal to or in excess of:

             (a) that class of common stock of the Company or an Affiliate having the greatest voting power, and

             (b) that class of common stock of the Company or an Affiliate having the greatest dividend rights.

   Non-callable preferred stock shall be treated as Company Stock if such stock is convertible at any time into stock which meets the requirements of (a) and (b) above and if such conversion is at a conversion price which (as of the date of acquisition by the Plan) is reasonable. For purposes of this definition, preferred stock shall be treated as non-callable if, after the call, there will be a reasonable opportunity for a conversion which meets the requirements set forth in this definition.

        "Compensation" means an Employee's wages, salaries, fees for professional services, and other amounts for personal services actually rendered in the course of employment with an Employer or an Affiliate accrued during the Limitation Year. Compensation will include the amount of the Participant's Before-Tax Contributions to this Plan, vacation and sick pay, and shall exclude:

                  (1) contributions made by an Employer to a plan of deferred compensation to the extent that, before the application of Code Section 415 limitations to that plan, the contributions are not includible in the gross income of the Employee for the taxable year in which contributed;

                  (2) contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income;

                  (3) any distributions from a plan of deferred compensation regardless of whether such amounts are includible in the gross income of the Employee when distributed except any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includible in the gross income of the Employee;

                  (4) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (5) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

                  (6) other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee) or contributions (whether or not under a salary deferral agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee);

                  (7) overtime pay, bonuses, incentive compensation and, effective until October 1,1993, commissions; and

                  (8) any amount in excess of $200,000 or such other amount as the Secretary of the Treasury may designate under Code Section 401(a)(17) (as adjusted annually by the U.S. Secretary of the Treasury for increases in the cost of living). For purposes of this paragraph (8), the Compensation of a Participant who at any time during the Plan Year is a five-percent owner (as defined in Code
        Section 416(i)(1)), or a member of the group consisting of the 10 employees of the Employer and all Affiliates paid the greatest compensation (within the meaning of Code Section 414(q)), for the Plan Year shall include the Compensation of the Participant's spouse or the Participant's child or grandchild under the age of 19, and the above amount limitation (as adjusted) shall be applied as if such Participant, spouse, child and grandchild constituted a single Participant and allocated among such individuals pro rata on the basis of Earnings determined before application of the above amount limitation (as adjusted).

   In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision. If Compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

        "Defined Benefit Dollar Limitation" means an amount equal to $90,000, or, if greater, the amount in effect as of the last day of the Limitation Year under Code Section 415(b)(1)(A), as adjusted by the Secretary of the Treasury pursuant to Code Section 415(d).

        "Defined Contribution Dollar Limitation" means an amount equal to $30,000 or, if greater, one-fourth of the Defined Benefit Dollar Limitation, prorated for any Limitation Year of less than 12 months; provided that, for purposes of Section 5.12(a)(ii), such amount shall be reduced by the amounts allocated to any medical accounts described in subsection (c) of the definition of "Annual Addition."

        "Determination Date" is the applicable Valuation Date (as determined below) on which the balance of a Participant's Accounts in the Trust Fund shall be determined for purposes of determining the amount distributable from the Trust Fund to the Participant (or, in the event of his death, his beneficiary) pursuant to Articles 6 and 7:

             (a) In the case where the balance of a Participant's Accounts is to be determined upon his termination of employment for purposes of distribution, the applicable Valuation Date shall be the Valuation Date coinciding with or next succeeding such termination of employment.

             (b) In the case where the balance of a Participant's Account or Accounts is to be determined prior to his termination of employment for purposes of a distribution or loan to the Participant in accordance with
   Article 7 or because of termination of the Plan in accordance with Article 11, the applicable Valuation Date shall be the Valuation Date coinciding with or next succeeding the date of such determination.

        "Effective Date" means the date established pursuant to Section 1.3.

        "Eligible Employee" means any employee of the Employer, including a Leased Employee, who is not a Member of a Collective Bargaining Unit or a non-resident alien as described in Code Section 410(b)(3)(C); provided, however, that no such Leased Employee who is covered by a plan described in Code Section 414(n)(5) shall be an Employee hereunder if Leased Employees constitute less than 20% of the Company's employees who are Non-Highly Compensated Employees.

        "Eligible Participant" is a Participant as defined in Section 5.9.

        "Eligibility Period" is a one-month period used for the purpose of determining when an employee is eligible to participate in the Plan. An employee's first "Eligibility Period" shall commence on the date on which he first completes an Hour of Service. Subsequent Eligibility Periods shall commence on the first day of each month which begins after said date. Notwithstanding the foregoing, the initial Eligibility Period of a former employee who is reemployed after incurring one or more One-Year Breaks in Service and who is not eligible for immediate participation pursuant to Section 2.1(c), shall commence on the date on which he first completes an Hour of Service after such One-Year Break in Service, and subsequent Eligibility Periods shall commence on the first day of each month which begins after said date.

        "Employer" means the Company and any Affiliate which adopts this Plan pursuant to Article 13.

        "Employment Commencement Date" for an employee is the first date on which he performs duties for the Employer or an Affiliate as an employee; provided that in the case of an employee who returns to service following his Severance Date, the employee's "Employment Commencement Date" is the first date on which he performs duties for the Employer or an Affiliate as an employee following such Severance Date.

        "Entry Date" means the first day of each quarter of each Plan Year (January 1, April 1, July 1 and October 1)

        "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

        "Estate Tax Loan" shall mean the assumption by the Plan of the estate tax liability with respect to Company Stock of a deceased shareholder of the Company and acquired by the Plan. Shares of Company Stock acquired by the Trustees under this paragraph shall be described as "Estate Tax Shares." Repayments of principal and interest on any Estate Tax Loan shall be made by the Trustees (as directed by the Company) only from ESOP and ESOP Cash Contributions paid in cash to enable the Trustees to repay such loan, from earnings attributable to such ESOP and ESOP Cash Contributions and from any cash dividends received by the Trustees on such shares. Estate Tax Shares shall initially be credited to an "Estate Tax Account" and shall be allocated to the ESOP Accounts of Participants only as payments of principal on the Estate Tax Loan are made by the Trustees. The number of Estate Tax Shares to be released from the Estate Tax Account for allocation to Participants' ESOP Accounts for each Plan Year shall be based upon the ratio that the payments of principal on the Estate Tax Loan for that Plan Year bears to the total projected payments of principal over the duration of the Estate Tax Loan repayment period.

        "Estate Tax Shares" is defined in the immediately preceding paragraph.

        "Excess Forfeiture Suspense Account" is the account described in
   Section 5.12.

        "Excess Tentative Employer Contribution" is the excess contribution described in Section 5.12.

        "Family Group" means all Family Members of a Highly Compensated Employee who is a Five-Percent Owner or who is a member of the group consisting of the 10 employees of the Employer and all Affiliates paid the greatest Compensation during the Plan Year. If two or more Family Groups include common Family Members, such Family Groups shall be aggregated as one Family Group.

        "Family Member" means a Highly Compensated Employee who is a Five-Percent Owner or who is a member of the group consisting of the 10 employees of the Employer and all Affiliates paid the greatest
   Compensation during the Plan Year, and any individual who is the spouse, lineal ascendant or descendant, or the spouse of a lineal ascendant or descendant, of such Five-Percent Owner or such member.

        "Financed Shares" means shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan or an Estate Tax Loan and held by the Trustee as collateral for such Loan.

        "Five-Percent Owner" means an employee described in Code Section 416(i)(1).

        "Gap Period" means the period of time between the end of the Plan Year and the last day of the month immediately preceding the date on which excess Before-Tax Contributions are distributed to a Highly Compensated Employee and excess Matching Employer Contributions are treated as forfeitures.

        "Highly Compensated Employee" means, for the Determination Year, an employee of the Employer or an Affiliate who was a Participant eligible during the Plan Year to make Before-Tax Contributions and who:

             (a)  during the Lookback Year:

                  (i)  was a Five-Percent Owner; or

                  (ii) received Compensation in excess of $75,000 (as adjusted annually for increases in the cost of living by the Secretary of the Treasury); or

                  (iii) received Compensation in excess of $50,000 (as adjusted annually for increases in the cost of living by the Secretary of the Treasury) and was among the top 20% of the employees (disregarding those employees excludable under Code Section 414(q)(8)) when ranked on the basis of Compensation paid for that year; or

                  (iv) was an officer of the Employer or an Affiliate and received Compensation in excess of one-half of the Defined Benefit Dollar Limitation for that year, provided that for this purpose, no more than 50 employees (or, if lesser, the greater of 3 or 10% of all employees) shall be treated as officers, or if there is no such officer, was the highest paid officer of the Employer or an Affiliate for that year; or

             (b)  at any time during the Determination Year:

                  (i)  is a Five-Percent Owner; or

                  (ii) is a member of a group consisting of the 100 employees who received the greatest Compensation during that Plan Year and would be a member of the group of employees described in subsection
        (a)(ii), (iii) or (iv) above for the Determination Year. For any Plan Year, the Committee may, to the extent permitted by law, elect to apply the provisions of this subsection (b)(ii) without regard to the limitation of the group to 100 employees.

        For purposes of this definition, "Determination Year" means the current Plan Year and "Lookback Year" means the preceding Plan Year or, at the election of the Company, the calendar year ending with or within the Determination Year.

        To the extent required by Code Section 414(q)(9), a former employee who was a Highly Compensated Employee when he separated from service with the Employer and all Affiliates or at any time after attaining age 55 shall be treated as a Highly Compensated Employee.

        For purposes of determining a Highly Compensated Employee, Compensation shall be determined without regard to Code Sections 125, 402(a)(8), 402(h)(1)(B), and without regard to employee contributions made pursuant to a salary reduction agreement under Code Section 403(b).

        "Highly Compensated Family Member" means a Family Member who is a Highly Compensated Employee without application of the family aggregation rules of Code Section 414(q)(6).

        "Hour of Service" is:

             (a) each hour for which an employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliate;

             (b) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate; and

             (c) each hour for which an employee is paid or entitled to payment for a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence. In crediting Hours of Service pursuant to this subparagraph
   (c), all payments made or due shall be taken into account, whether such payments are made directly by the Employer or an Affiliate or indirectly (through a trust fund or insurer to which the Employer or an Affiliate makes payments, or otherwise), except that:

                  (i) no more than 501 such Hours of Service shall be credited for any continuous period during which the employee performs no duties;

                  (ii) no such Hours of Service shall be credited if payments are made or due under a plan maintained solely for the purpose of complying with any workers' compensation, unemployment compensation or disability insurance laws; and

                  (iii) no such Hours of Service shall be credited for payments which are made solely to reimburse the employee for medical or medically related expenses.

   The Hours of Service, if any, for which an employee is credited for a period in which he performs no duties shall be computed and credited to computation periods in accordance with 29 C.F.R. 2530.200b-2 and other applicable regulations promulgated by the Secretary of Labor. For purposes of computing the Hours of Service to be credited to an employee for whom a record of hours worked is not maintained, an employee shall be credited with 45 Hours of Service for each week in which he completes at least one Hour of Service. In addition, an employee shall be credited with Hours of Service for each week the employee is on a leave of absence in accordance with Section 2.2.

        "Individual Beneficiary" means a natural person designated by the Participant in accordance with Section 7.3 to receive all or any portion of the amounts remaining in the Participant's Accounts at the time of the Participant's death. "Individual Beneficiary" also means a natural person who is a beneficiary of a trust designated by the Participant in accordance with Section 7.3 to receive all or a portion of such amount, provided the trust complies with the requirements of Code Section 401(a)(9) and regulations promulgated thereunder, including that the trust is irrevocable, the beneficiaries with respect to the trust's interest in the Participant's Accounts are identifiable from the trust agreement and a copy of the trust agreement is provided to the Committee.

        "Leased Employee" means any individual who is not an employee of the Employer or an Affiliate and who provides services for the Employer or an Affiliate if:

             (a) such services are provided pursuant to an agreement between the Employer or an Affiliate and any other person;

             (b) such individual has performed such services for the Employer or an Affiliate (or a related person within the meaning of Code
   Section 144(a)(3)) on a substantially full-time basis for a period of at least one year; and

             (c) such services are of a type historically performed by employees in the business field of the Employer or an Affiliate.

        "Limitation Year" means the Plan Year.

        "Loan Suspense Account" means the account described in the definition of "Acquisition Loan" above.

        "Matching Employer Contributions" means the contributions described in Section 3.5.

        "Member of a Collective Bargaining Unit" means any employee who is included in a collective bargaining unit and whose terms and conditions of employment are or were covered by a collective bargaining agreement if there is evidence that retirement benefits were the subject of good-faith bargaining between representatives of such employee and the Employer, unless such collective bargaining agreement makes this Plan applicable to such employee.

        "Non-Highly Compensated Employee" means, for any Plan Year, any employee of the Employer or Affiliate who (a) at any time during the Plan Year was a Participant eligible to make Before-Tax Contributions, and (b) was not a Highly Compensated Employee for such Plan Year.

        "Normal Retirement Date" means a Participant's 65th birthday.

        "One-Percent Owner" means an employee described in Code Section
   416(i)(1).

        "One-Year Break in Service" is a one-year period during which an employee does not perform duties for the Employer or an Affiliate. Such period shall commence on the later of the employee's Severance Date or the date on which he ceases to be employed by either the Employer or an Affiliate. Solely for purposes of determining whether a One-Year Break in Service has occurred, absences shall be disregarded if the employee otherwise would normally have been credited with service but for the employee's absence on a maternity or paternity absence. No more than one year of absence on a single maternity or paternity absence shall be so disregarded. A maternity or paternity absence is an absence from work:

             (a)  by reason of pregnancy of the employee;

             (b)  by reason of the birth of a child of the employee;

             (c) by reason of the placement of a child with the employee in connection with the adoption of such child by the employee; or

             (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

   Any employee requesting such credit shall promptly furnish the Committee such information as the Committee requires to show that the absence from work is a maternity or paternity absence, and the number of days for which there was such an absence.

        "Participant" means:

             (a) a current employee of the Employer or an Affiliate who has become a Participant in the Plan pursuant to Section 2.1 or;

             (b) a former employee for whose benefit an Account in the Trust Fund is maintained.

        "Plan" means the First Colonial Bankshares Corporation Retirement
   Plan.

        "Plan Year" means a 12-month period beginning on January 1 and ending on December 31. References to specific Plan Years are made herein by reference to the calendar year of the first day of the Plan Year.

        "Provisional Annual Addition" is the amount described in Section
   5.11.

        "Required Beginning Date" means the April 1 following the calendar year in which the Participant attains age 70 l/2.

        "Rollover Contribution" means (a) all or a portion of a qualified total distribution received by an employee from another qualified plan which is eligible for tax-free rollover to a qualified plan and which is transferred by the employee to this Plan within 60 days following his receipt thereof; (b) amounts transferred to this Plan from a conduit individual retirement account which has no assets other than assets (and the earnings thereon) which were (i) previously distributed to the employee by another qualified plan as a qualified total distribution, (ii) eligible for tax-free rollover to a qualified plan and (iii) deposited in such conduit individual retirement account within 60 days of receipt thereof; and (c) amounts distributed to the employee from a conduit individual retirement account meeting the requirements of (b) above, and transferred by the employee to this Plan within 60 days of his receipt thereof from such conduit individual retirement account.

        "Severance Date" for an employee is the earlier of:

             (a)  the date on which he quits, retires, dies or is discharged;
   or

             (b) the first day following any one-year period during which he performed no duties for the Employer and all Affiliates.

        "Tentative Employer Contribution" is the contribution described in
   Section 3.1.

        "The 1.25 Test" is the test described in Section 3.3(b)(i)(A).

        "The 2.0 Test" is the test described in Section 3.3(b)(i)(B).

        "Trust" or "Trust Fund" means the Trust established in accordance with Article 10.

        "Trustee" means the Trustee or Trustees under the Trust referred to in Article 10.

        "Valuation Date" means the last day of each quarter of each Plan
   Year.

        "Year of Service" is a unit of service credited to an employee for purposes of determining an employee's eligibility to participate in the Plan and the percentage of the balance in a Participant's Employer Account and Matching Account which is nonforfeitable. An employee who is reemployed shall retain service credited to him in his previous employment with the Employer or an Affiliate, except as otherwise provided in the Plan. An employee shall be credited with one Year of Service for each full year in the period commencing on his Employment Commencement Date and ending on his Severance Date. An employee shall also be credited with 1/365 of a Year of Service for each additional day in such period for which he did not receive credit pursuant to the preceding sentence. A former employee who is reemployed and who performs duties for the Employer or an Affiliate within one year after the date he last performed duties for the Employer or an Affiliate shall also be credited with 1/365 of a Year of Service for each day in the period commencing on his Severance Date and ending on his Employment Commencement Date following such Severance Date.

                                    ARTICLE 2
                          Eligibility and Participation

        2.1  Eligibility Requirements.

             (a) Every Participant on January 1, 1994 shall continue as such subject to the provisions of the Plan.

             (b) Every other Eligible Employee who is not eligible under subsection (c) below shall first be eligible to participate, if he is then employed by the Employer, on the Entry Date coinciding with or next following the later of (i) the date on which he has completed one month of service or (ii) his 21st birthday.

             (c) Any former employee of the Employer or an Affiliate who was a Participant or could have become a Participant under subsection (b) above had he been employed on a prior Entry Date, and is reemployed by the Employer as an Eligible Employee, shall be eligible to participate on the first entry date following the date of such reemployment.

        2.2 Leaves of Absence. During the period that any Participant is granted a leave of absence, he shall share in Employer Contributions, Matching Employer Contributions, forfeitures, and the net earnings or losses of the Trust Fund in the same manner and subject to the same conditions as if he were not on leave of absence. Any such leave of absence must be granted in writing and pursuant to the Employer's established leave policy, which shall be administered in a uniform and nondiscriminatory manner to similarly situated employees.

                                    ARTICLE 3

                            Contributions by Employer

        3.1  Employer Contributions.

             (a) Subject to the right reserved to the Employer to alter, amend or discontinue this Plan and the Trust, the Employer shall for each Plan Year contribute to the Trust Fund an amount equal to the sum of:

                  (i)  the Employer Contribution;

                  (ii) the Before-Tax Contribution; and

                  (iii)     the Matching Employer Contribution.

   Such sum, which is known as the Tentative Employer Contribution, shall be reduced by an amount equal to the Excess Tentative Employer Contribution (as provided in Section 5.12).

             (b) In the event that the Tentative Employer Contribution, as reduced by the Excess Tentative Employer Contribution, exceeds the amount deductible by the Employer for said year for federal income tax purposes, then such Tentative Employer Contribution shall be further reduced in an amount equal to such excess (the "Employer Excess Contribution") as follows:

                  (i) first, the Supplemental Before-Tax Contributions allocated to the Before-Tax Accounts of Participants for such Plan Year shall be reduced by the lesser of an amount equal to the Employer Excess Contribution or such Supplemental Before-Tax Contributions. A Participant's share of such reduction for such Plan Year shall be in the same ratio that his share in the Supplemental Before-Tax Contributions (before reduction) bears to the shares of all Participants in the Supplemental Before-Tax Contributions (before reduction) for such Plan Year;

                  (ii) second, to the extent that any Employer Excess Contribution remains after application of (i) above, then the Matching Employer Contribution allocated to the Matching Accounts of Participants and the Basic Before-Tax Contributions allocated to the Before-Tax Accounts of Participants for such Plan Year will each be reduced proportionately in an amount equal to the lesser of the Employer Excess Contribution for such Plan Year less the reduction determined in (i) above for such Plan Year and the sum of the Matching Employer Contribution and Basic Before-Tax Contribution for such Plan Year. A Participant's share of such reduction for such Plan Year shall be the same ratio that his share in the Matching Employer Contribution and Basic Before-Tax Contributions (before reduction) bears to the shares of all Participants in such contributions (before reduction) for such Plan Year; and

                  (iii) third, to the extent that any Employer Excess Contribution remains after application of (i) and (ii) above, then the Employer Contribution allocated to the Employer Accounts of Participants for such Plan Year shall be reduced by the lesser of an amount equal to the Employer Excess Contribution less the reduction determined in (i) and (ii) above for such Plan Year and such Employer Contribution. A Participant's share of such reduction for such Plan Year shall be in the same ratio that his share in the Employer Contribution (before reduction) bears to the shares of all Participants in the Employer Contribution (before reduction) for such Plan Year.

        3.2  Before-Tax Contributions.  Subject to the provisions of Sections
   3.1 and 3.3, each Participant may for each Plan Year elect to have the Employer make a Basic Before-Tax Contribution on his behalf in an amount not less than 2% nor in excess of 6% (in increments of 1% and rounded to the nearest dollar) of his Compensation. Each Participant may in addition to his Basic Before-Tax Contributions elect to have the Employer make a Supplemental Before-Tax Contribution on his behalf in an amount not in excess of 4% (in increments of 1% and rounded to the nearest dollar) of his Compensation. Such elections shall be subject to change effective as of the first day of the first payroll period following the first day of any quarter during the Plan Year (January 1, April 1, July 1, or October
   1), provided the Participant submits such change election at least 30 days prior to the requested change date.

        3.3  Limitations on Before-Tax Contributions.

             (a) In no event shall a Participant's Before-Tax Contributions during any calendar year exceed the dollar limitation contained in Code
   Section 402(g) in effect at the beginning of such calendar year. If a Participant's Before-Tax Contributions, together with any additional employer contributions to a qualified cash or deferred arrangement, and any elective deferrals under a tax-sheltered annuity program or a simplified employee pension plan, exceed such dollar limitation for any calendar year, such excess, and any earnings allocable thereto, shall be distributed to the Participant by April 15 of the following year; provided that, if such excess contributions were made to a plan or arrangement not maintained by the Employer or an Affiliate, the Participant must first notify the Committee of the amount of such excess allocable to this Plan by March 1 of the following year.

             (b) Notwithstanding any other provision of this Plan to the contrary, the Before-Tax Contributions and Matching Employer Contributions for the Highly Compensated Employees for the Plan Year shall be reduced in accordance with the following provisions:

                  (i) The Before-Tax Contributions and Matching Employer Contributions of the Highly Compensated Employees shall be reduced if neither of the Actual Deferral Percentage Tests set forth in (A) or
        (B) below is satisfied:

                       (A) The 1.25 Test. The Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of the Non-Highly Compensated Employees multiplied by 1.25.

                       (B) The 2.0 Test. The Actual Deferral Percentage of the Highly Compensated Employees is not more than 2 percentage points greater than the Actual Deferral Percentage of the Non-Highly Compensated Employees and the Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of the Non-Highly Compensated Employees multiplied by 2.0.

                  (ii) (A)  As used in this subsection, "Actual Deferral
             Percentage" means the average of the ratios of each Highly Compensated Employee's or Non-Highly Compensated Employee's, as the case may be, Before-Tax Contributions and share of the Matching Employer Contributions which were allocated to the Participant's Before-Tax Account and Matching Account with respect to the Plan Year, to each such Participant's Compensation for the Plan Year.

                       (B) If a Highly Compensated Employee is a member of a Family Group, such Family Group shall constitute a single Highly Compensated Employee. The Actual Deferral Percentage of such Family Group shall be the aggregate Actual Deferral Percentage of all Family Members, and the Actual Deferral Percentage of each Family Member shall be disregarded for purposes of the Actual Deferral Percentage Tests.

                       (C) All Before-Tax Contributions and Matching Employer Contributions made under this Plan and all before-tax and matching contributions made under any other plan that is aggregated with this Plan for purposes of Code Sections 401(a)(4) and 410(b) shall be treated as made under a single plan. If any plan is permissively aggregated with this Plan for purposes of Code Section 401 (k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. The Actual Deferral Percentage ratios of any Highly Compensated Employee will be determined by treating all plans subject to Code Section 401(k) under which the Highly Compensated Employee is eligible as a single plan.

                  (iii) If neither Actual Deferral Percentage Test is satisfied as of the end of the Plan Year, the Committee shall cause the Before-Tax Contributions for the Highly Compensated Employees to be reduced and refunded to each such Highly Compensated Employee until either Actual Deferred Percentage Test is satisfied. The sequence of such reductions and refunds shall begin with Highly Compensated Employees who elected to defer the greatest percentage, starting with the Supplemental Before-Tax Contributions, then the second greatest percentage, continuing until either Actual Deferred Percentage Test is satisfied. For example, all Highly Compensated Employees who elected a 10% contribution (combined Basic Before-Tax Contributions of 6% and Supplemental Before-Tax Contributions of 4%) shall have their Supplemental Before-Tax Contributions reduced from 4% to 3%. If neither Actual Deferral Percentage Test is then satisfied, all Highly Compensated Employees who elected Supplemental Before-Tax Contributions of 3% (including those reduced to 3% as provided above) shall have their Supplemental Before-Tax Contributions reduced from 3% to 2%. This process shall continue through the remaining Supplemental Before-Tax Contributions and continuing with the Basic Before-Tax Contributions and Matching Employer Contributions on a pro rata basis until either Actual Deferral Percentage Test is satisfied. Once either Actual Deferral Percentage Test is satisfied, the Committee shall direct the Trustee to distribute to the appropriate Highly Compensated Employees the amount of the reduction of the Before-Tax Contributions of each such Highly Compensated Employee and to treat as forfeitures the appropriate amount of Matching Employer Contributions, together with the net earnings or losses allocable thereto. The Committee shall designate such distribution and forfeiture as a distribution and forfeiture of excess contributions, determine the amount of the allocable net earnings or losses to be distributed in accordance with subsection (c) below, and cause such distributions and forfeitures to occur prior to the end of the Plan Year following the Plan Year in which the excess Before-Tax Contributions and excess Matching Employer Contributions were made.

                  (iv) Notwithstanding anything in this subsection (b) to the contrary, the provisions of this subsection shall, effective for Plan Years beginning no later than the 1992 Plan Year, apply separately with respect to each group of employees who are Members of a Collective Bargaining Unit (if any) and the group of employees who are not Members of a Collective Bargaining Unit. Further notwithstanding anything in this subsection (b) to the contrary, the provisions of this subsection shall not apply, prior to the 1993 Plan Year, to any group of employees who are Members of a Collective Bargaining Unit.

             (c) (i) Net earnings or losses to be refunded with the excess Before Tax Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which the contributions were made plus the net earnings or losses on such contributions during the Gap Period.

                  (ii) The net earnings or losses allocable to the excess Before-Tax Contributions for the Plan Year shall be determined by multiplying the net earnings or losses allocable to the Participant's Before-Tax Account for the Plan Year by a fraction, the numerator of which is the amount of the Participant's Before-Tax Contributions to be refunded and the denominator of which is the balance of the Participant's Before-Tax Account as of the last day of the Plan Year, reduced by the net earnings (or increased by the net loss) allocable to the Participant's Before Tax Account for the Plan Year.

                  (iii) The net earnings or losses allocable to the excess Before-Tax Contributions for the Gap Period shall be the amount determined by multiplying the net earnings or losses for the Plan Year determined in subsection (ii) above times one-tenth for each month in the Gap Period, including the month in which the refunds are distributed if the refund is distributed after the 1 5th day of such month.

             (d) Net earnings or losses to be treated as forfeitures together with the Matching Employer Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which the contributions were made plus the net earnings or losses on such contributions during the Gap Period. Net earnings or losses on Matching Employer Contributions shall be determined in the same manner as in subsection (c) above, except that the phrases "Matching Employer Contribution" and "Matching Account" shall be substituted for the phrases "Before-Tax Contribution" and "Before-Tax Account" wherever used therein.

             (e) Any excess contributions distributed to a Family Group and treated as forfeitures pursuant to the reductions in subsection (b)(iii) above shall be allocated to each Family Member in the same proportion that such Family Member's Before-Tax Contributions and Matching Contributions bear to the aggregate Before-Tax Contributions and Matching Contributions of the Family Group.

             (f) Any Matching Employer Contribution treated as a forfeiture pursuant to subsection (b) above shall be used to reduce the Employer Contribution in Section 3.4.

             (g) The Committee may adopt such rules as it deems necessary or desirable to:

                  (i) impose limitations during a Plan Year on the percentage of Before-Tax Contributions elected by Participants pursuant to Section 3.2 for the purpose of avoiding the necessity of adjustments pursuant to this Section or Section 5.12; or

                  (ii) increase during a Plan Year the percentage of Compensation with respect to which a Participant may elect a Before-Tax Contribution for the purpose of providing Participants with the opportunity to increase their Before-Tax Contributions within the limitations of this Section 3.3.

             (h) The amount of the Before-Tax Contributions to be made pursuant to a Participant's election shall reduce the compensation otherwise payable to him by the Employer.

             (i) The amount of each Participant's Basic Before-Tax Contributions and Supplemental Before-Tax Contributions as determined under this Section 3.3 is subject to the provisions of Section 5.12.

        3.4  Employer Contribution.

             (a) Subject to the provisions of Section 3.1, each Employer shall pay to the Trustee for each Plan Year the following amounts (collectively, the "Employer Contribution"):

                  (i) such amounts, if any, as the Board of Directors of the Company may determine (such contribution to be known as the "Profit Sharing Contribution"); and

                  (ii) cash equal to, or Company Stock having an aggregate fair market value equal to, such amount, if any, as the Board of Directors of the Company may determine (such amounts to be known as the "ESOP Cash Contribution" and the "ESOP Contribution," respectively); provided, however, that each Employer shall contribute an amount not less than the amounts required to enable the Trustees to discharge any indebtedness incurred with respect to an Acquisition Loan or an Estate Tax Loan in connection with the purchase of Company Stock to release Company Stock encumbered under such indebtedness.

             (b) If any part of the ESOP Cash Contribution for any Plan Year is in cash for purposes other than discharging Acquisition Loans or Estate Tax Loans, such cash shall be applied, as soon as practicable, by the Trustees to the purchase of Company Stock. Notwithstanding the preceding sentence, if any portion of the ESOP Cash Contribution is allocated to a Participant subject to the election under Article 14, the amount of such Participant's share of the ESOP Cash Contribution for which an election under Article 14 is made shall not be used to purchase Company Stock, but instead shall be subject to the election under Article 14.

             (c) Each Employer shall also pay to the Trustee such additional amounts, if any, as the Board of Directors of the Company may determine, which amounts shall be known as the "Qualified Contribution" and allocated to the Elective Accounts and for all purposes under the plan treated as Matching Employer Contributions.

        3.5  Matching Employer Contribution.  Subject to the provisions of
   Section 3.1, each Employer may pay to the Trustee an amount, determined as a uniform percentage of each Participant's Basic Before-Tax Contribution, to be known as the "Matching Employer Contribution." Any such contribution shall be paid for each calendar quarter based on the Basic Before-Tax Contributions made during such quarter on behalf of each Participant employed by such Employer.

                                    ARTICLE 4
                            Participant Contributions

        4.1 After-Tax Contributions. Except as permitted by this Article 4, no Participant shall be required or permitted to make any after-tax contributions to this Plan.

        4.2  Rollover Contribution.

             (a) A Rollover Contribution may be transferred in cash to the Trust Fund for the benefit of an employee with the permission of the Committee. Prior to accepting any transfer which is intended to be a Rollover Contribution, the Committee may require the employee to establish that the amount to be transferred meets the definition of a Rollover Contribution and any other limitations of the Code applicable to such transfers.

             (b) An employee who is not eligible to participate in the Plan solely by reason of failing to meet the eligibility requirements of
   Article 2 and who is reasonably expected to become a Participant when such requirements are met, may be a Participant in the Plan solely for the limited purposes of making a Rollover Contribution, and taking actions with respect to his Rollover Account for the purposes of loans in accordance with Article 7, investment options in accordance with Section 5.2, and the withdrawal of Rollover Contributions in accordance with (e) below, subject to the same conditions as any other Participant.

             (c) If the Committee determines after a Rollover Contribution has been made that such Rollover Contribution did not in fact constitute a Rollover Contribution as defined in Section 1.4, the amount of such Rollover Contribution and any earnings thereon shall be returned to the employee.

             (d) Each employee's Rollover Contribution shall be credited to his Rollover Account and invested in accordance with Section 5.2. A Participant's Rollover Account shall be fully vested and nonforfeitable.

             (e) Subject to the provisions of Article 7, a Participant's Rollover Account shall be distributed to the Participant (or his beneficiary in the event of his death) at the time and in the manner directed by the Participant.

        4.3 Allocation of Rollover Contributions. The Rollover Contribution of a Participant shall be allocated to his Rollover Account as of the Valuation Date coinciding with or next preceding the date on which such amounts are received by the Trustee.

                                    ARTICLE 5
                      Accounting Provisions and Allocations

        5.1 Participant's Accounts. For each Participant there shall be maintained as appropriate the following separate Accounts: an Employer Account, which will reflect the Participant's share of Profit Sharing Contributions; an Elective Account, which will reflect the Participant's Before-Tax Contributions and Matching Employer Contributions; a Rollover Account, which will reflect the Participant's Rollover Contribution, if any; an ESOP Account, which will reflect the Participant's share of ESOP Contributions; and an ESOP Cash Account, which will reflect the Participant's share of ESOP Cash Contributions. Each Account shall be credited with the amount of contributions, forfeitures, interest and earnings of the Trust Fund allocated to such Account and shall be charged with all distributions, withdrawals and losses of the Trust Fund allocated to such Account.

        5.2  Common Fund.

             (a) The Trust Fund shall be divided into the following separate investment funds (each a "Fund") as provided in this Section 5.2:

             Fixed Income Fund -- This Fund seeks to provide current income and preservation of capital through investment in a mix of government securities and corporate bonds.

             Equity Fund -- This Fund seeks to provide capital growth and income that closely corresponds to the returns generated by stocks included in the Standard & Poor's 500 Stock Index. The Fund does this by purchasing in the same proportion the 500 common stocks which make up the Standard & Poor's 500 Stock Index.

             First Colonial Bankshares Corporation Stock Fund -- This Fund is
                  invested entirely in Company Stock.

             Trust Treasury Guarantee Fund -- This Fund seeks to provide stability of principal, liquidity and a competitive level of current income by investing exclusively in general obligations issued by the U.S. Government and repurchase agreements involving such securities.

             Growth & Income Fund (Effective April 1,1994)-- This fund seeks to provide long-term growth of principal and income through investment in a balanced mix of stocks and bonds.

             Growth Fund (Effective April 1, 1994)-- This fund seeks to provide principal growth over the long-term through a mix of broadly diversified stock and bond investments.

        The Committee may add or eliminate Funds in its discretion effective as of the first day of any quarter of any Plan Year, provided it gives notice to Participants of any such action prior to the effective date of any such change. Each such Fund and any additional Funds which may from time to time be established shall be a common fund in which each Participant shall have an undivided interest in the respective assets of the Fund, provided that all Accounts segregated and loans made pursuant to
   Article 7 shall, together with any income or expense of such Accounts or loans, be accounted for separately and will not be included in any of the adjustments resulting from the application of this Section 5.2. Except as otherwise provided, the value of each Participant's Accounts in such Funds shall be measured by the proportion that the net credits to his Accounts bear to the total net credits to the Accounts of all Participants and beneficiaries as of the date that such share is being determined. For purposes of allocation of income and valuation, each Fund shall be considered separately. No Fund shall share in the gains and losses of any other, and no Fund shall be valued by taking into account any assets or distributions from any other.

             (b) Each Fund shall be established and invested by the Trustee in accordance with investment policies determined, or as the Trustee may be directed, from time to time by the Committee. The Committee may from time to time also direct that Funds with similar investment objectives be consolidated.

             (c) A Participant may from time to time elect to have a uniform percentage of his Employer, Elective and Rollover Accounts (excluding the value of any loan credited to any of such Accounts) credited in increments of 10% to two or more of the Funds, or to have 100% of such Accounts credited to one of the Funds; provided however, that elections made prior to April 1, 1994 to credit two or more of the Funds must be in increments of 25%. All contributions to such Accounts shall be credited to such Funds in accordance with such election. Subject to any restriction on transfer which results from the investment medium chosen for a Fund, a Participant may elect to transfer a uniform percentage of such Accounts held in any Fund to one or more different Funds. Loans made pursuant to Article 7 shall be treated as transfers to and from various Funds in accordance with uniform rules established by the Committee. Elections under this Section shall be made effective as of the first day of any quarter of any Plan Year (January 1, April 1, July 1 or October 1) by filing with the Committee a written form required thereby at least 30 days prior to the requested change date in accordance with procedures and limitations established by the Committee. A Qualified Participant (as defined in Article 14) may also elect to have a percentage of his ESOP Account credited to one or more of the Funds in accordance with Article 14.

        5.3 Accounting Steps for Employer, Elective and Rollover Accounts. As of each Valuation Date, with respect to the Employer, Elective and Rollover Accounts, the Committee shall:

             (a) First, charge to the proper accounts all payments and distributions made from Participants' accounts since the last preceding Valuation Date that have not been charged previously, as provided in
   Section 5.6, including any loans under Article 7.

             (b) Second, charge the participants' accounts for any forfeitures occurring since the last preceding Valuation Date.

             (c) Third, allocate one-half of the Participant's Before-Tax Contributions and Matching Employer Contributions since the last Valuation Date to his Elective Account, and allocate Rollover Contributions since the last Valuation Date made before the 15th day of the second month of the quarter to his Rollover Account.

             (d) Fourth, adjust the net credit balances in Participants' Accounts upward or downward, pro rata, according to the net credit balances taking into account the charges and credits in steps (a) and (b) above so that the totals of the net credit balances of all Accounts will equal the then Adjusted Net worth of the Trust Fund.

             (e) Fifth, allocate the other one-half of the Participant's Before-Tax Contributions since the last Valuation Date to his Elective Account.

             (f) Sixth, allocate the principal and interest credited to any loan account as provided in Article 7.

             (g) Seventh, allocate Rollover Amounts since the 15th day of the second month of the quarter to his Rollover Account.

             (h) Finally, if the Valuation Date is coincident with the end of the Plan Year, allocate and credit the Profit Sharing Contributions, forfeitures, and Matching Employer Contributions, if any, that are to be allocated and credited as of that date in accordance with Section 5.10.

        5.4 Accounting Steps for ESOP Account. As of each Valuation Date, the Committee shall:

             (a) First, charge to the ESOP Accounts all payments and distributions made from Participants' ESOP Accounts since the last preceding Valuation Date that have not been charged previously, as provided in Section 5.6.

             (b) Second, credit to each participants' ESOP Account the shares of Company Stock, if any, that have been purchased with amounts from their ESOP Cash Account since the last preceding Valuation Date.

             (c) third, credit and allocate to each Participants' ESOP Account the shares of Company Stock, if any, contributed under the Plan and forfeitures, if any, as of that date in accordance with Section 5.10.

             (d) Finally, credit and allocate to each Participants' ESOP Account the Financed Shares, if any, released by the payment of principal on an Acquisition Loan or Estate Tax Loan as of that date in accordance with Section 5.10.

        5.5 Accounting Steps for ESOP Cash Account. As of each Date, the Committee shall:

             (a) First, charge to the ESOP Cash Account all payments and distributions, if any, made from Participants' Accounts since the last preceding Valuation Date that have not been charged previously, as provided in Section 5.6.

             (b) Second, credit each Participant's ESOP Cash Account for cash dividends paid on shares of Common Stock held in the Participant's ESOP Account as of the record date for such cash dividends.

             (c) Third, charge to each Participant's ESOP Cash Account the amount of cash used to purchase Company Stock that has been credited to each Participant's ESOP Account in accordance with Section 5.4(b).

             (d) Fourth, adjust the net credit balances in Participants' ESOP Cash Accounts upward or downward, pro rata, according to the net credit balances taking into account the charges and credits in steps (a),
   (b) and (c) above so that the total of the net credit balances of all Accounts will equal the then Adjusted Net Worth of the Trust Fund.

             (e) Finally, if the Valuation Date is coincident with the end of the Plan Year, allocate and credit the ESOP Cash Contribution (other than contributions used to repay the Acquisition Loan or Estate Tax Loan) and forfeitures, if any, that are to be allocated and credited as of that date in accordance with Section 5.10.

        5.6 Charging of Payments and Distributions. As of each Valuation Date, all payments and distributions which were made under the Plan since the last preceding Valuation Date to or for the benefit of a Participant or his Beneficiary will be charged to the proper account of such Participant.

        5.7 Determination of Value of Trust Fund. As of each Valuation Date the Trustee shall determine for the period then ended the sum of the net earnings or losses of the Trust Fund (excluding Accounts segregated and loans made pursuant to Article 7), which shall reflect accrued but unpaid interest, dividends, gains or losses realized from the sale, exchange or collection of assets, other income received, appreciation or depreciation in the fair market value of assets, administration expenses, and taxes and other expenses paid. Gains or losses realized and adjustments for appreciation or depreciation in fair market value shall be computed with respect to the difference between such value as of the preceding Valuation Date or date of purchase, whichever is later, and the value as of the date of disposition or the current Valuation Date, whichever is earlier. To the extent that any assets of the Trust have been invested in one or more separate investment trusts, mutual funds, investment contracts or similar investment media, the net earnings or losses distributable to such investments shall be determined in accordance with the procedures of such investment media.

        5.8 Allocation of Net Earnings or Losses. As of each Valuation Date the net earnings or losses of the Trust Fund for the quarter then ending shall be allocated to the Accounts (excluding Accounts segregated and loans made pursuant to Article 7) of all Participants (or beneficiaries of deceased Participants) having credits in the Fund both on such date and at the beginning of such period. Such allocation shall be in the ratio that
   (i) the net credits to each such Account of each such Participant on the first day of such period, less the total amount of any distributions from such Account to such Participant during such period, bears to (ii) the total net credits to all such Accounts of all Participants on said first day of the period, less the total amount of distributions from all such Accounts to all Participants during such period. Notwithstanding the foregoing, to the extent the assets of the Trust have been invested in one or more separate investment trusts, mutual funds, investment contracts or similar investment media, the net earnings or losses attributable to such investments shall be allocated to the Accounts of Participants or beneficiaries on the basis of the balances of such Accounts but in accordance with the procedures of the respective investment media in which such assets are invested.

        5.9  Eligibility to Share in the Employer's Contribution and
   Forfeitures.

             (a) A Participant shall be eligible to share in the Employer Contribution and forfeitures for the Plan Year as of the last day of which such Contribution or forfeitures are being allocated if he is then employed by the Employer as an Eligible Employee and has completed 1,000 Hours of Service in such Plan Year. A Participant who, during a Plan Year, retires on or after his Normal Retirement Date, dies or is initially deemed to be totally and permanently disabled shall also be eligible to share in the Employer Contribution and forfeitures for said Plan Year. A Participant who is eligible to share in the Employer Contribution and forfeitures shall be known as an "Eligible Participant."

             (b) Notwithstanding any provision in the Plan to the contrary, if Company Stock is sold to the Plan by a shareholder of the Company in a transaction for which special tax treatment is elected pursuant to Code
   Section 1042 by such shareholder, no assets attributable to such Company Stock may be allocated during the Nonallocation Period (as defined below) to the ESOP Account of such shareholder, any person who is related to such shareholder (within the meaning of Code Section 267(b), but excluding lineal descendants of such shareholder as long as no more than 5% of the aggregated amount of all Company Stock sold by such shareholder in a transaction to which Code Section 1042 applies is allocated to lineal descendants of such shareholder), or any other person who owns (after application of Code Section 318(a)) more than 25% in value of the outstanding securities of the Company. Further, no allocation of contributions may be made to the ESOP Account of such persons unless additional allocations are made to other Participants, in accordance with the provisions of Code Sections 401(a) and 410. The phrase "Nonallocation Period" means the period beginning on the date of sale of the Company Stock and ending on the later of (a) the date which is 10 years after the date of sale, or (b) the date of the allocation attributable to the final payment on the Acquisition Loan incurred with respect to the sale.

        5.10 Allocation of Employer Contribution and Forfeitures. As of the last day of each Plan Year, the sum of the Employer Contribution, the number of Financed Shares released from the Loan Suspense Account, the number of Estate Tax Shares released from the Estate Tax Account and the amounts which become allocable as forfeitures during the Plan Year shall be allocated among the Employer Accounts, ESOP Accounts and ESOP Cash Accounts of all Eligible Participants in the ratio that the Compensation of each Eligible Participant for such Plan Year bears to the Compensation of all Eligible Participants for such Plan Year.

        5.11 Provisional Annual Addition. The sum of the Before-Tax Contributions, Matching Employer Contributions, Employer Contributions and forfeitures allocated to the Accounts of the Participants pursuant to this
   Article 5 for a Plan Year shall be known as the "Provisional Annual Addition" and shall be subject to the limitation on Annual Additions in
   Section 5.12.

        5.12 Limitation on Annual Additions.

             (a) For the purpose of complying with the restrictions on Annual Additions to defined contribution plans imposed by Code Section 415, for each Eligible Participant and each other Participant who has made Before-Tax Contributions during the Plan Year, there shall be computed a Maximum Annual Addition, which shall be the excess of the lesser of

                  (i)  25% of his Compensation for the Plan Year; or

                  (ii) the Defined Contribution Dollar Limitation for the Plan Year,

   over the amount of employer contributions, forfeitures and employee contributions allocated as of any day in the Limitation Year to such Participant's accounts under any other defined contribution plan maintained by the Employer or an Affiliate.

             (b) If the Maximum Annual Addition for a Participant equals or exceeds the Provisional Annual Addition for that Participant, an amount equal to the Provisional Annual Addition shall be allocated to the Participant's respective Accounts.

             (c) If the Provisional Annual Addition exceeds the Maximum Annual Addition for that Participant, the Provisional Annual Addition shall be reduced as set forth below until the Provisional Annual Addition as so reduced equals the Maximum Annual Addition for such Participant:

                  (i) first, the Tentative Employer Contribution allocable to such Participant's respective Accounts shall be reduced by reducing (A) the Supplemental Before-Tax Contributions, (B) the Basic Before-Tax Contributions and Matching Employer Contributions, proportionately, and (C) the Employer Contribution, in that order; and

                  (ii) second, the amount of forfeiture allocable to the Participant's Employer Account shall be reduced.

   The Provisional Annual Addition remaining after such reductions shall be allocated to the Participant's respective Accounts.

             (d) Any forfeiture which cannot be allocated under the Plan because of the application of the above limit shall be carried in the Excess Forfeiture Suspense Account for such Plan Year. In the next succeeding Plan Year the amounts included in such Account shall be treated as a forfeiture for such Plan Year and shall be allocated to the Eligible Participants' Employer Accounts in accordance with the provisions of
   Section 5.10 (and as such will be again subject to the limitations of this Section 5.12 for such Plan Year). Amounts which are included in the Excess Forfeiture Suspense Account as of the end of a Plan Year shall be treated as a liability of the Trust Fund. Upon termination of the Plan, amounts then held in the Excess Forfeiture Suspense Account which cannot be allocated pursuant to this Section shall revert to the Employer.

             (e) The Excess Tentative Employer Contribution is an amount equal to the sum of the reductions in the Tentative Employer Contribution allocable to the Accounts of Participants pursuant to subsection (c)(i) above.

        5.13 Special Limitation on Maximum Contributions.

             (a) In the case of any Participant who is or was also a participant in a defined benefit plan maintained by the Employer or an Affiliate, the sum of the Defined Contribution Fraction and Defined Benefit Fraction (each as determined below) as of the end of any Plan Year shall not exceed 1.0. In the event that the sum of such Fractions would otherwise exceed 1.0, then the amount determined under Section 5.12(a)(i) or (ii), whichever is applicable, in determining the Maximum Annual Addition under Section 5.1 2(a) shall be equal to such applicable amount multiplied by the difference between 1.0 and the Defined Benefit Fraction.

             (b) The "Defined Benefit Fraction" applicable to a Participant for any Limitation Year is a fraction, the numerator of which is the sum of the Projected Annual Benefit (as determined below) of the Participant under all of the defined benefit plans maintained or previously maintained by the Employer or an Affiliate in which the Participant was a participant (determined as of the close of the Limitation Year) and the denominator of which is the lesser of (i) the product of 1.25 multiplied by the maximum dollar limitation on a Participant's Projected Annual Benefit if the plan provided the maximum benefit allowable under Code Section 415(b) for such Limitation Year or (ii) the product of 1.4 multiplied by 100% of the Participant's Highest Average Compensation (as determined below).

             (c) The "Defined Contribution Fraction" applicable to a Participant for any Limitation Year is a fraction, the numerator of which is the sum of the Participant's Annual Additions as of the close of such Limitation Year for that Limitation Year and for all prior Limitation Years under this Plan and all other defined contribution plans maintained by the Employer or an Affiliate, and the denominator of which is the sum of the lesser of the following amounts (determined for such Limitation Year and for each prior Limitation Year during which the Participant performed services as an employee of the Employer or an Affiliate regardless of whether a plan was in existence during those years): (i) the product of 1.25 multiplied by the Defined Contribution Dollar Limitation (as defined above) for the Limitation Year or (ii) the product of 1.4 multiplied by 25% of the Participant's Compensation for the Limitation Year.

             (d) In accordance with regulations issued by the Secretary of the Treasury or his delegate pursuant to Section 1106(i)(4) of the Tax Reform Act of 1986, an amount shall be subtracted from the numerator of the Defined Contribution Fraction (not exceeding such numerator) so that the sum of the Defined Benefit Fraction and the Defined Contribution Fraction does not exceed 1.0 as of December 31, 1986. To the extent provided under applicable law and regulations, adjustments shall be made to the Defined Benefit Fraction or the Defined Contribution Fraction with respect to previous transition rules.

             (e) (i) "Highest Average Compensation" means the average of a Participant's Compensation from the Employer and all Affiliates for the high three consecutive Limitation Years (determined as of the close of the Limitation Year) of employment with the Employer or an Affiliate (or the actual number of years of employment for a Participant who is employed for less than 3 consecutive years for which the Participant's Compensation is the highest).

                  (ii) "Projected Annual Benefit" means the annual benefit a Participant would receive from employer contributions under a defined benefit plan, adjusted in the case of any benefit payable in a form other than a single life annuity or a qualified joint and survivor annuity, to the actuarial equivalent of a single life annuity, assuming (A) the Participant continued employment until reaching the plan's normal retirement age (or his current age, if later), (B) his compensation remained unchanged and (C) all other relevant factors used to determine benefits under the plan remained constant in the future.

                                    ARTICLE 6

                       Amount of Payments to Participants

        6.1 General Rule. Upon the retirement, disability, resignation or dismissal of a Participant, he, or in the event of his death, his beneficiary, shall be entitled to receive from his respective Accounts in the Trust Fund as of his Determination Date:

             (a) an amount equal to the Participant's Elective Account and Rollover Account plus any of the Participant's Before-Tax Contributions made to the Trust Fund but not allocated to the Participant's Accounts as of his Determination Date; and

             (b) the nonforfeitable portion of the Participant's Employer Account, ESOP Account and ESOP Cash Account determined as hereafter set forth.

   The time and manner of distribution of a Participant's Accounts shall be determined in accordance with Article 7.

        6.2 Normal Retirement. Any Participant may retire on or after his Normal Retirement Date, at which date the forfeitable portion, if any, of his Employer Account, ESOP Account and ESOP Cash Account shall become nonforfeitable. If the retirement of a Participant is deferred beyond his Normal Retirement Date, he shall continue in full participation in the Plan and Trust Fund.

        6.3 Death. As of the date any Participant shall die while in the employ of the Employer or an Affiliate, the forfeitable portion, if any, of his Employer Account, ESOP Account and ESOP Cash Account shall become nonforfeitable.

        6.4  Disability.

             (a) As of the date any Participant shall be determined by the Committee to have become totally and permanently disabled because of physical or mental infirmity while in the employ of the Employer or an Affiliate and his employment shall have terminated, the forfeitable portion, if any, of his Employer Account, ESOP Account and ESOP Cash Account shall become nonforfeitable.

             (b) A Participant shall be deemed totally and permanently disabled when, on the basis of qualified medical evidence, the Committee finds on the basis of the opinion of a physician mutually acceptable to the Participant and the Company such Participant to be totally and presumably permanently prevented from engaging in any occupation or employment available with the Employer or an Affiliate as a result of physical or mental infirmity, injury, or disease, either occupational or nonoccupational in cause; provided, however, that disability hereunder shall not include any disability incurred or resulting from the Participant having engaged in a criminal enterprise, or any disability consisting of or resulting from the Participant's chronic alcoholism, addiction to narcotics or an intentionally self-inflicted injury.

        6.5 Vesting. A Participant's interest in his Elective Account and Rollover Account shall be nonforfeitable at all times. Except as otherwise provided in this Article 6, a Participant's nonforfeitable interest in his Employer Account, ESOP Account and ESOP Cash Account at any point in time shall be determined under Section 6.6.

        6.6  Resignation or Dismissal.

             (a) If any Participant shall resign or be dismissed from the service of the Employer and all Affiliates there shall become nonforfeitable a portion or all of his Employer Account, ESOP Account and ESOP Cash Account determined as of his Determination Date in accordance with the following schedule:

     Years of             Nonforfeitable
     Service              Percentage

     Less than 1          0
     1 but less than 2    25
     2 but less than 3    50
     3 or more            100

             (b) Any part of the Employer Account, ESOP Account and ESOP Cash Account of such Participant which does not become nonforfeitable shall be treated as a forfeiture pursuant to Section 6.8.

        6.7 Computation of Period of Service. For purposes of determining the nonforfeitable percentage of the Participant's Employer Account, ESOP Account and ESOP Cash Account, all Years of Service shall be taken into account, except that the following shall be disregarded:

             (a)  Years of Service before age 18;

             (b) Years of Service prior to the adoption of this Plan including any predecessor thereto;

             (c) Years of Service before a One-Year Break in Service until such Participant has completed one Year of Service after such One-Year Break in Service; and

             (d) in the case of a Participant whose nonforfeitable balance of his Employer Account, ESOP Account and ESOP Cash Account is 0, Years of Service before a period consisting of 5 consecutive One-Year Breaks in Service if the number of consecutive One-Year Breaks in Service equals or exceeds the aggregate number of Years of Service before such One-Year Breaks in Service. Such aggregate number of Years of Service before such One-Year Breaks in Service shall not include any Years of Service disregarded by reason of any prior One-Year Breaks in Service.

        6.8  Treatment of Forfeitures.

             (a) Upon termination of a Participant's employment with the Employer and all Affiliates, that part of his Employer Account, ESOP Account and ESOP Cash Account which becomes a forfeiture pursuant to
   Section 6.6 shall become allocable pursuant to Section 5.10 at the end of the Plan Year in which the termination of employment occurred if the Participant is not then reemployed by the Employer or an Affiliate.

             (b) If a Participant is reemployed by the Employer or an Affiliate without incurring 5 consecutive One-Year Breaks in Service, and before distribution of the nonforfeitable portion of his Employer Account, ESOP Account and ESOP Cash Account, the amount of the forfeiture shall be restored to his Employer Account, ESOP Account and ESOP Cash Account as of the last day of the Plan Year in which he is reemployed.

             (c) If the Participant is reemployed by the Employer or an Affiliate without incurring 5 consecutive One-Year Breaks in Service but after distribution of the nonforfeitable portion of his Employer Account, ESOP Account and ESOP Cash Account and if the Participant repays the amount distributed before the earlier of

                  (i)  5 years from the date of such reemployment; or

                  (ii) the end of 5 consecutive One-Year Breaks in Service following the date of such distribution,

   the amount of the Employer Account, ESOP Account and ESOP Cash Account distributed to him and the amount of the forfeiture shall be restored to his Employer Account, ESOP Account and ESOP Cash Account as of the last day of the Plan Year in which such repayment is made.

             (d) Amounts restored to a Participant's Employer Account, ESOP Account and ESOP Cash Account pursuant to (b) or (c) above shall be deducted from the forfeitures which otherwise would be allocable for the Plan Year in which such reemployment or repayment occurs or, to the extent such forfeitures are insufficient, shall require a supplemental contribution from the Employer.

                                    ARTICLE 7
                                  Distributions

        7.1  Commencement and Form of Distributions.

             (a) Distribution of a Participant's Accounts in the Trust Fund following termination of employment with the Employer and all Affiliates shall commence on or as soon as practicable after the first to occur of:

                  (i) the date set forth in the Participant's request for distribution; provided that (1) the Committee has notified the Participant of the availability of such distribution in a manner that would satisfy the notice requirements of Section 1.411 (a)-11 (c) of the income tax regulations, and (2) such notification is given no less than 30 days and no more than 90 days prior to the distribution date requested by the Participant; provided, further, that such distribution may commence less than 30 days after the date the notice required under Section 1.411 (a)-11 (c) of the income tax regulations is given provided that:

                       (A) the Committee clearly informs the Participant that
             the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and

                       (B) the Participant, after receiving the notice,
             affirmatively elects a distribution; or

                  (ii) the 60th day after the close of the later of the Plan Year in which the Participant attains his Normal Retirement Date or terminates employment with the Employer and all Affiliates, unless the Participant has requested to defer the distribution to a later date.

             (b) In all events, distribution shall commence no later than the Required Beginning Date, and subsequent distributions required to be made each year for compliance with Code Section 401 (a)(9) and the regulations promulgated thereunder shall be made no later than December 31 of such year.

             (c) The ESOP Account and ESOP Cash Account distributable to a Participant shall be distributed in one or more of the following ways as the Participant may request and in accordance with applicable laws and regulations:

                  (i)  by payment in one lump sum; or

                  (ii) in substantially equal monthly, quarterly, semi-annual or annual installments which, except for the final payment, shall not be less than $100.

   Unless the Participant elects otherwise, amounts distributable from the Participant's ESOP Account and ESOP Cash Account shall be distributed in cash.

             (d) The Employer Account, Elective Account and Rollover Account distributable to a Participant upon termination of employment shall be distributed in one lump sum.

             (e) Distributions required to satisfy Section 7.1(b) and the value of the Participant's ESOP Account and ESOP Cash Account shall be paid to the Participant over a period not to exceed his life expectancy or the joint life expectancy of the Participant and his Individual Beneficiary. The minimum amount of any installment distribution and determination of life expectancy of a Participant and the joint life expectancy of a Participant and his Individual Beneficiary shall be determined in accordance with the regulations prescribed under Code
   Section 401(a)(9); provided that the life expectancy of a Participant or his spouse shall be redetermined annually.

             (f) In no event shall the amount distributable to a Participant in any year be less than the amount determined in accordance with the minimum distribution incidental benefit requirements of Treasury Regulation Section 1.401(a)(9)-2.

             (g) Notwithstanding anything in this Section 7.1 to the contrary, if the vested balance of the Participant's Accounts does not exceed $3,500 at the time a distribution is to be made from the Plan and distribution pursuant to this Section 7.1 has not otherwise commenced, the Committee shall direct the Trustee to distribute such amount in a lump sum payment to the individual so entitled and the payment thereof shall be in full satisfaction of any liability of the Trust to such individual. If the vested balance of the Participant's Accounts at the time of any distribution to the individual so entitled exceeds $3,500, then the vested balance at any subsequent time shall be deemed to exceed $3,500. Any Participant whose vested balance of his Employer Account ESOP Account and ESOP Cash Account is 0% shall be deemed to have received a lump sum payment upon termination of employment.

             (h) Notwithstanding anything in this Section 7.1 to the contrary, if the amount of any distribution required to commence on a certain date cannot be ascertained by such date, a payment retroactive to such date may be made no later than 60 days after the earliest date on which such amount can be ascertained.

             (i) Notwithstanding any other provision of the Plan (other than such provision that requires the consent of the Participant to a distribution with a present value in excess of $3,500), unless the Participant otherwise elects, any portion of the Participant's ESOP Account and ESOP Cash Account attributable to Company Stock shall commence no later than 1 year after the close of the Plan Year in which the Participant separates from service after attainment of his Normal Retirement Date, death or disability, or in the case of separation from service for any other reason, 1 year after the close of the fifth Plan Year following the year of separation. (This clause will not apply if the Participant is reemployed by the Company before the close of such 5th Plan
   Year). For purposes of this paragraph (i), the ESOP Account and ESOP Cash Account shall not include any Company Stock acquired with the proceeds of an Acquisition Loan until the close of the Plan Year in which such loan is repaid in full.

             (j) Notwithstanding anything in this Section 7.1 to the contrary, effective January 1, 1993, distributees may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution, as defined in this paragraph, paid directly to an Eligible Plan, as defined in this paragraph, in a direct rollover. For purposes of this paragraph, an Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401 (a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion of net unrealized appreciation with respect to employer securities). An Eligible Retirement Plan is an individual retirement account described in
   Section 408(a) of the Code, an individual retirement annuity described in
   Section 408(b) of the code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401 (a) of the Code, that accepts the distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity. A distributee includes a Participant or former Participant. In addition, the Participant's or former Participant's surviving spouse and the Participant's or former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest the spouse or former spouse. A direct rollover is a payment by the Plan to the Eligible Retirement Plan specified by the distributee.

        7.2  Distributions to Beneficiaries.

             (a) Except as otherwise provided in this Section 7.2, the balance of a deceased Participant's ESOP Account and ESOP Cash Account which is distributable to a beneficiary shall be distributed in one or more of the forms described in Section 7.1, in accordance with an effective designation filed by the Participant with the Committee or, if no such designation has been filed, in one or more of such forms as the Committee in its sole discretion determines after consultation with the beneficiary; provided, however, that distributions during and after the 1989 Plan Year shall be made in one of the forms described in Section 7.1
   (c)(i) or (ii), as the beneficiaries shall elect.

             (b) In the event that the distribution of the Participant's ESOP Account and ESOP Cash Account has begun in accordance with Section 7.1, any form of distribution to a beneficiary under this Section 7.2 shall be designed to distribute the balance of the deceased Participant's ESOP Account and ESOP Cash Account at least as rapidly as under the method of distribution in effect at the time of the Participant's death.

             (c) If the distribution of a Participant's ESOP Account and ESOP Cash Account has not commenced at the time of his death, any form of distribution to a beneficiary shall be designed to distribute the balance of the deceased Participant's Accounts as follows:

                  (i) Any portion of the ESOP Account and ESOP Cash Account payable to or for the benefit of an Individual Beneficiary may be distributed over a period not to exceed the life expectancy of such Individual Beneficiary if such payments commence not later than the December 31 coinciding with or next following the first anniversary of the Participant's death, unless such Individual Beneficiary is the surviving spouse of the Participant, in which case such payments need not commence until the later of (1) the December 31 coinciding with or next following the first anniversary of the Participant's death, or (2) the December 31 of the calendar year in which the Participant would have attained age 70.

                  (ii) If the Participant's surviving spouse is an Individual Beneficiary and dies prior to the commencement of benefit payments to such spouse, subsection (i) above shall be applied as if the Participant's death had occurred on the date of such spouse's death.

                  (iii) Unless distribution is made in accordance with subsections (i) or (ii) above, the balance of the Participant's ESOP Account and ESOP Cash Account shall be distributed in full no later than the December 31 coinciding with or next following the 5th anniversary of the Participant's death.

             (d) If a beneficiary to whom payments have commenced dies prior to receipt of all such payments, the remaining balance of the Participant's ESOP Account and ESOP Cash Account shall be distributed to any contingent or successor beneficiary at least as rapidly as under the method of distribution in effect at the time of the beneficiary's death, or if there is no such contingent or successor beneficiary, in a lump sum to the deceased beneficiary's estate.

             (e) The life expectancy of an Individual Beneficiary who is the surviving spouse of the Participant shall be redetermined annually in accordance with regulations prescribed under Code Section 401 (a)(9).

             (f) The balance of a deceased Participant's Employer, Elective and Rollover Accounts which is distributable to a beneficiary shall be paid in one lump sum.

             (g) If a Participant's Employer, Elective and Rollover Accounts have not been distributed in full at the time of his death, the balance of the deceased Participant's Employer, Elective and Rollover Accounts shall be distributed in full no later than the December 31 coinciding with or next following the 5th anniversary of the Participant's death.

        7.3  Beneficiaries.

             (a) Unless a Participant has effectively elected otherwise in accordance with this Section 7.3, the distributable balance of a deceased Participant's Accounts shall be paid to his surviving spouse.

             (b) The balance of a deceased Participant's Accounts shall be distributed to the persons effectively designated by the Participant as his beneficiaries. To be effective, the designation shall be filed with the Committee in such written form as the Committee requires and may include contingent or successive beneficiaries; provided that any designation by a Participant who is married at the time his benefit payments commence which fails to name his surviving spouse as the sole primary beneficiary shall not be effective unless such surviving spouse has consented to the designation in writing, witnessed by a Plan representative or notary public, acknowledging the effect of the designation and the specific non-spouse beneficiary, including any class of beneficiaries or any contingent beneficiary. Such consent shall not be required if, at the time of filing such designation, the Participant established to the satisfaction of the Committee that the consent of the Participant's spouse could not be obtained because there is no spouse, such spouse could not be located or by reason of such other circumstances as may be prescribed by regulations. Any consent (or establishment that the consent could not be obtained) shall be effective only with respect to such spouse. Any Participant may change his beneficiary designation at any time by filing with the Committee a new beneficiary designation (with such spousal consent as may be required). Notwithstanding the foregoing, designation of a beneficiary by a Participant who did not have early service after August 22, 1984, shall not require the consent of his surviving spouse to be effective.

             (c) (i) If a Participant dies, and to the knowledge of the Committee after reasonable inquiry leaves no surviving spouse, has not filed an effective beneficiary designation or has revoked all such designations, or has filed an effective designation but the beneficiary or beneficiaries predeceased him, the distributable portion of the Participant's Accounts shall be paid to the executor or administrator of the Participant's estate.

                  (ii) If the beneficiary, having survived the Participant, shall die prior to the final and complete distribution of the Participant's Accounts, then the distributable portion of said Accounts shall be paid:

                       (A) to the contingent or successive beneficiary named in the most recent effective beneficiary designation filed by the Participant in accordance with such designation; or

                       (B) if no such beneficiary has been named, to the executor or administrator of the beneficiary's estate.

        7.4 Installment or Deferred Distributions. If distribution is made to a Participant or to the beneficiary of a deceased Participant in installments or is deferred, the undistributed vested balance shall share in the net earnings or losses (including the net adjustments in the value of the Trust Fund) as provided in Section 5.8 or, if the Participant or beneficiary so elects, shall be segregated and deposited in an interest-bearing account as the Committee shall in its discretion select, and be credited with all interest earned by such account, but shall not otherwise or thereafter have a participating interest of any other sort in the Trust Fund.

        7.5 Form of Elections and Applications for Benefits. Any election, revocation of an election or application for benefits pursuant to the Plan shall not be effective unless it is (a) made on such form, if any, as the Committee may prescribe for such purpose; (b) signed by the Participant and, if required by Section 7.3, by the Participant's spouse; and (c) filed with the Committee.

        7.6 Unclaimed Distributions. In the event any distribution cannot be made because the person entitled thereto cannot be located and the distribution remains unclaimed for 2 years after the distribution date established by the Committee, then such amount shall be treated as a forfeiture and allocated in accordance with Section 5.10. In the event such person subsequently files a valid claim for such amount, such amount shall be restored to the Participant's Accounts in a manner similar to the restoration of forfeitures under Section 6.8.

        7.7  Loans.

             (a) Upon the submission by the Participant of a written loan application form as prescribed by the Committee, the Committee shall grant a loan to such Participant from his Elective and Rollover Accounts; provided, however, that if the Committee reasonably believes that the Participant either does not intend to repay the loan or lacks proper financial ability to repay the loan, it shall not grant such a loan. Participants are entitled to take one loan out at any time for any reason subject to the provisions of this Section 7.7. A Participant may request up to an additional four loans in any rolling 12 month period, and such loans shall be granted, subject to the other provisions of this Article 15, if such loan is being requested as a result of hardship as defined in
   Section 7.8.

             (b) The amount of any loan shall not exceed 50% of the amount which the Participant would be entitled to receive from his Elective and Rollover Accounts if he had resigned from the service of the Employer and all Affiliates and his Determination Date next preceded the date of such authorization; provided, however, that the amount of such loan shall not be less than $1,000 and shall not exceed $50,000 reduced by the greater of
   (i) the highest outstanding balance of loans to the Participant from the Trust Fund during the one-year period ending on the day before the date on which such loan is made or modified, or (ii) the outstanding balance of loans to the Participant from the Trust Fund on the date on which such loan is made or modified.

             (c) Such loans shall be made available on a reasonably equivalent basis to all Participants and beneficiaries who have vested Elective and Rollover Account balances in the Plan and who either (i) are active employees or (ii) are determined by the Committee to be "parties in interest" as that term is defined in Section 3(14) of ERISA, so long as the making of such loans does not discriminate in favor of Highly Compensated Employees.

             (d) Loans shall be made on such terms as the Committee may prescribe, provided that any such loan shall be evidenced by a note, shall bear a rate of interest on the unpaid principal thereof equal to 1% over the prime rate in effect on the date the loan request is approved, unless the Committee determines that such interest rate is not commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances, and shall be secured by the Participant's segregated loan account and such other security as the Committee in its discretion deems appropriate.

             (e) Loans shall be repaid by the Participant by payroll deduction or any other method approved by the Committee which requires level amortization of principal and repayments not less frequently than quarterly. Such loans shall be repaid over a period not less than 6 months and not in excess of 5 years (except for loans used to acquire a dwelling unit which within a reasonable time is to be used as the principal residence of the Participant as determined under the applicable Code provisions, in which case repayment may occur over a 15-year period) in accordance with procedures established by the Committee from time to time.

             (f) Loans shall be an asset of the Participant's Accounts and shall be treated in the manner of a segregated account. Upon the failure of a Participant to make loan payments or some other event of default set forth in the promissory note, upon the Participant's termination of employment, or upon termination of the Plan pursuant to Section 11.2, such loan shall become due and payable, and the unpaid balance of such loan, including any unpaid interest, may in the Committee's discretion be charged against the Participant's segregated loan account; provided, that any unpaid balance of such loan, including any unpaid interest, shall be charged against the Participant's segregated loan account before any distribution to the Participant. If after the Participant's segregated loan account has been so charged, there remains an unpaid balance of any such loan and interest, then the remaining unpaid balance of such loan shall be charged against any property pledged as security with respect to such loan.

        7.8 Withdrawals From Elective and Rollover Accounts Prior to Termination of Employment.

             (a) Subject to (c) below, a Participant who has attained age 59 may elect to withdraw from his Elective and Rollover Accounts any amount not in excess of the balance of such Accounts determined as of the Determination Date coinciding with or immediately preceding the date of such withdrawal.

             (b) Subject to (c) below, a Participant who has not attained age 59-1/2 may upon the determination by the Committee that he has incurred a financial hardship, make a hardship withdrawal from his Elective and Rollover Accounts. In any case where the Participant claims financial hardship, he shall submit a written request for such distribution in accordance with procedures prescribed by the Committee. The Committee shall determine whether the Participant has a "financial hardship" on the basis of such written request in accordance with this Section 7.8, and such determination shall be made in a uniform and nondiscriminatory manner. The Committee shall only make a determination of "financial hardship" if (A) the distribution to be made is made on account of an immediate and heavy financial need of the Participant and (B) the funds distributed are necessary to satisfy the Participant's need.

                  (i) The determination of whether a Participant has an immediate and heavy financial need is to be made by the Committee on the basis of all relevant facts and circumstances. A distribution will be deemed to be on account of an immediate and heavy financial need if made on account of:

                       (A)  Expenses for medical care (as described in Code
             Section 213(d)) previously incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code Section 152) or necessary for these persons to obtain such medical care;

                       (B) The purchase (excluding mortgage payments) of a principal residence for the Participant;

                       (C) Tuition and related educational fees due for the next 12 months of post-secondary education for the Participant, the Participant's spouse, children or dependents;

                       (D)  The need to prevent the eviction of the
             Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                       (E) Any other event or expense deemed an immediate and heavy financial need by the Department of the Treasury.

                  (ii) The determination of whether a distribution is necessary to satisfy the immediate and heavy financial need of the Participant shall be made by the Committee on the basis of all relevant facts and circumstances. The Committee shall determine that a distribution is necessary to satisfy the financial need if either
        (A) or (B) is satisfied:

                       (A)  The Committee reasonably relies on the
             representations of the Participant that the immediate and heavy financial need cannot be relieved

                            (1) through reimbursement or compensation by insurance or otherwise;

                            (2)  by reasonable liquidation of the
                  Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

                            (3)  by cessation of Before-Tax Contributions;

                            (4) by other distributions or nontaxable loans available from the Plan or any other plan in which the Participant participates; or

                            (5)  by borrowing from commercial sources on
                  reasonable commercial terms.

                       For purposes of this subparagraph (A), a Participant's
             resources shall include assets of the Participant's spouse and minor children which are reasonably available to the Participant.

                       (B) The Participant reasonably demonstrates that all of the following requirements are satisfied:

                            (1) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, taking into account any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution;

                            (2)  the Participant has obtained all
                  distributions (other than hardship distributions), and all nontaxable loans currently available under the Plan;

                            (3) the Participant will not make any Before-Tax Contributions for twelve months after receiving the hardship distribution; and

                            (4) the Participant's Before-Tax Contributions in the calendar year following the calendar year of the hardship distribution do not exceed the limitation in Code
                  Section 402(9)(1) applicable to such following calendar year, minus the amount of his Before-Tax Contributions for the calendar year of the hardship distribution.

             (c) Any withdrawals under this Section 7.8 shall not reduce the Participant's Elective and Rollover Account below the amount of the balance of any outstanding loan made pursuant to Section 7.7. Withdrawals on account of hardship shall be further limited by (d) below.

             (d) Distributions from the Participant's Elective and Rollover Account because of hardship pursuant to (b) above shall not exceed the lesser of:

                  (i)  the amount of the immediate and heavy financial need;
             or

                  (ii) the balance of the Participant's Elective and Rollover
             Accounts as of the Determination Date coinciding with or immediately preceding the date of such withdrawal; or

                  (iii) (A) the sum of the Participant's Elective and Rollover Accounts as of December 31, 1988 plus the Participant's Before-Tax Contributions made on or after January 1, 1989, reduced by (B) the aggregate amount distributed from the Participant's Elective and Rollover Accounts on or after January 1, 1989.

             (e) Any withdrawals under this Section 7.8 shall not be made more frequently than once per Plan Year and shall not be less than $500 per withdrawal.

        7.9 Facility of Payment. When, in the Committee's opinion, a Participant or beneficiary is under a legal disability or is incapacitated in any way so as to be unable to manage his affairs, the Committee may direct the Trustee to make payments:

             (a)  directly to the Participant or beneficiary;

             (b) to a duly appointed guardian or conservator of the Participant or beneficiary;

             (c) to a custodian for the Participant or beneficiary under the Uniform Gifts to Minors Act;

             (d)  to an adult relative of the Participant or beneficiary; or

             (e)  directly for the benefit of the Participant or beneficiary.

   Any such payment shall constitute a complete discharge therefor with respect to the Trustee and the Committee.

        7.10 Claims Procedure.

             (a) Any person who believes that he is then entitled to receive a benefit under the Plan, including one greater than that initially determined by the Committee, may file a claim in writing with the Committee.

             (b) The Committee shall within 90 days of the receipt of a claim either allow or deny the claim in writing. A denial of a claim shall be written in a manner calculated to be understood by the claimant and shall include:

                  (i)  the specific reason or reasons for the denial;

                  (ii) specific references to pertinent Plan provisions on
             which the denial is based;

                  (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (iv) an explanation of the Plan's claim review procedure.

             (c) A claimant whose claim is denied (or his duly authorized representative) may, within 60 days after receipt of denial of his claim:

                  (i)  submit a written request for review to the Committee;

                  (ii) review pertinent documents; and

                  (iii)     submit issues and comments in writing.

             (d) The Committee shall notify the claimant of its decision on review within 60 days of receipt of a request for review. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

             (e) The 90-day and 60-day periods described in subsections (b) and (d), respectively, may be extended at the discretion of the Committee for a second 90- or 60-day period, as the case may be, provided that written notice of the extension is furnished to the claimant prior to the termination of the initial period, indicating the special circumstances requiring such extension of time and the date by which a final decision is expected.

             (f) Participants and beneficiaries shall not be entitled to challenge the Committee's determinations in judicial or administrative proceedings without first complying with the procedures in this Article. The Committee's decisions made pursuant to this Section are intended to be final and binding on Participants, beneficiaries and others.

                                    ARTICLE 8
                           Top-Heavy Plan Requirements

        8.1  Definitions.  For purposes of this Article 8:

             (a) A "Key Employee" is any current or former employee (and the beneficiaries of such employee) who at any time during the Determination Period was an officer of the Employer or an Affiliate if such individual's annual compensation exceeds 50% of the Defined Benefit Dollar Limitation, an owner (or considered an owner under Code Section 318) of one of the 10 largest interests in the Employer if such individual's compensation exceeds 100% of the Defined Contribution Dollar Limitation, a Five-Percent Owner, or a One-Percent Owner of the Employer who has an annual compensation of more than $150,000. Annual compensation means Compensation plus amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code
   Section 125, 402(a)(8), 402(h) or 403(b). The "Determination Period" is the Plan Year containing the Top-Heavy Determination Date and the 4 preceding Plan Years.

             The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

             (b) For any Plan Year beginning after December 31, 1983, this Plan is "Top-Heavy" if any of the following conditions exists:

                  (i) The Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

                  (ii) This Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%;

                  (iii) This Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

             (c)  The "Top-Heavy Ratio" shall be determined as follows:

                  (i) If the Employer maintains one or more defined contribution plans and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Top-Heavy Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Top-Heavy Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Top-Heavy Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Top-Heavy Determination Date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Top-Heavy Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

                  (ii) If the Employer maintains one or more defined contribution plans and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Top-Heavy Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Top-Heavy Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (i) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Participants as of the Top-Heavy Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Top-Heavy Determination Date.

                  (iii) For purposes of (i) and (ii) above the value of account balances and the Present Value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 1 2-month period ending on the Top-Heavy Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one hour of service with any employer maintaining the Plan at any time during the 5-year period ending on the Top-Heavy Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Top-Heavy Determination Date(s) that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

             (d) "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401 (a)(4) and 410.

             (e) "Required Aggregation Group" means (i) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Section 401 (a)(4) or 410.

             (f) "Top-Heavy Determination Date" means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year or, for the first Plan Year of the Plan, the last day of that year.

             (g) "Present Value" shall be based on an interest assumption of 5% and a post-retirement mortality assumption based on the UP-1984 Mortality Table.

             (h) "Employer" means the Employer and all Affiliates except for purposes of determining ownership under Code Section 416(i)(1).

        8.2  Top-Heavy Plan Requirements.

                  (a) (i) Except as otherwise provided in (ii) and (iii) below, the Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of the first $200,000 ($150,000, effective January 1, 1994, both amounts as adjusted annually by the Secretary of the Treasury for increases in the cost of living) of such Participant's Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code
        Section 401, the largest percentage of Employer contributions and forfeitures, as a percentage of the amount described above allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (A) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), (B) the Participant's failure to make mandatory employee contributions to the Plan, or (C) Compensation less than a stated amount.

                  (ii) The provision in (i) above shall not apply to any Participant who was not employed by the Employer or an Affiliate on the last day of the Plan Year.

                  (iii) The provision in (i) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer's contribution and forfeitures allocated under such plan or plans are equal to or exceed the amount required to be allocated under (i) above.

             (b) The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411 (a)(3)(B) or 411 (a)(3)(D).

             (c) For any Plan Year in which this Plan is Top-Heavy, the following schedule shall be substituted for the schedule set forth in
   Section 6.6, provided that Section 6.6 shall apply to the extent that the nonforfeitable percentage thereunder is greater than the following schedule:

                                             Nonforfeitable
                  Years of Service           Percentage

                  Less than 2                      0
                  2 but less than 3               20
                  3 but less than 4               40
                  4 but less than 5               60
                  5 but less than 6               80
                  6 or more                      100

   The minimum vesting schedule applies to all benefits within the meaning of Code Section 411 (a)(7) except those attributable to after-tax contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan's Top-Heavy status changes for any Plan Year. However, this Section does not apply to the account balances of any employee who does not have an Hour of Service after the Plan has initially become Top-Heavy and such employee's account balance attributable to Employer contributions and forfeitures will be determined without regard to this Section.

                                    ARTICLE 9
                       Powers and Duties of Plan Committee

        9.1  Appointment of Plan Committee.

             (a) The Board of Directors of the Employer (the "Board of Directors") may name a Plan Committee (the "Committee") to consist of not less than three persons to serve as administrator and named fiduciary of the Plan. Any person, including directors, shareholders, officers and employees of the Employer, shall be eligible to serve on the Committee. Every person appointed a member of the Committee shall signify his acceptance in writing to the Board of Directors. In the event the Board of Directors does not appoint a Committee pursuant to this Section 9.1, the Employer shall act as the administrator and named fiduciary of the Plan and all references to the Committee shall mean references to the Employer so acting as administrator and named fiduciary of the Plan.

             (b) Members of the Committee shall serve at the pleasure of the Board of Directors and may be removed by the Board of Directors at any time with or without cause. Any member of the Committee may resign by delivering his written resignation to the Board of Directors, and such resignation shall become effective at delivery or at any later date specified therein. Vacancies in the Committee shall be filled by the Board of Directors.

             (c) Usual and reasonable expenses of the Committee may be paid in whole or in part by the Employer and any such expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund. The members of the Committee shall not receive any compensation for their services as such.

        9.2 Powers and Duties of Committee. The Committee shall have final and binding discretionary authority to control and manage the operation and administration of the Plan, including all rights and powers necessary or convenient to the carrying out of its functions hereunder, whether or not such rights and powers are specifically enumerated herein. In exercising its responsibilities hereunder, the Committee may manage and administer the Plan through the use of agents who may include employees of the Employer.

        Without limiting the generality of the foregoing, and in addition to the other powers set forth in this Article 9, the Committee shall have the following discretionary authorities:

             (a) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder.

             (b) To prescribe procedures to be followed by Participants or beneficiaries filing applications for benefits.

             (c) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan.

             (d) To request and receive from the Employer, Participants and others such information as shall be necessary for the proper administration of the Plan.

             (e) To furnish the Employer upon request such annual and other reports with respect to the administration of the Plan as are reasonable and appropriate.

             (f) To receive, review and maintain on file reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee.

        9.3  Committee Procedures.

             (a) The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs.

             (b) A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by the vote of the majority of the members of the Committee present at the meeting. The Committee may act without a meeting by written consent of a majority of its members.

             (c) The Committee may elect one of its members as chairman and may appoint a secretary, who may or may not be a Committee member, and shall advise the Trustee and the Employer of such actions in writing. The secretary shall keep a record of all actions of the Committee and shall forward all necessary communications to the Employer or the Trustee.

             (d) Filing or delivery of any document with or to the secretary of the Committee in person or by registered or certified mail, addressed in care of the Employer, shall be deemed a filing with or delivery to the Committee.

        9.4 Consultation with Advisors. The Committee (or any fiduciary designated by the Committee pursuant to Section 9.8) may employ or consult with counsel, actuaries, accountants, physicians or other advisors (who may be counsel, actuaries, accountants, physicians or other advisors for the Employer).

        9.5 Committee Members as Participants. Any Committee member may also be a Participant, but no Committee member shall have power to take part in any discretionary decision or action affecting his own interest as a Participant under this Plan unless such decision or action is upon a matter which affects all other Participants similarly situated and confers no special right, benefit or privilege not simultaneously conferred upon all other such Participants.

        9.6 Records and Reports. The Committee shall take all such action as it deems necessary or appropriate to comply with governmental laws and regulations relating to the maintenance of records, notifications to Participants, registrations with the Internal Revenue Service, reports to the U.S. Department of Labor and all other requirements applicable to the Plan.

        9.7  Investment Policy.

             (a) The Committee from time to time shall determine the Plan's short-term and long-term financial needs, with which the investment policy of the Trust shall be appropriately coordinated, and such needs shall be communicated from time to time to the Trustee, Investment Managers or others having any responsibility for management and control of the Trust assets.

             (b) Subject to (c) below, the Trustee shall have exclusive authority and discretion to manage and control the assets of the Trust pursuant to an investment policy coordinated with the needs of the Plan as determined by the Committee.

             (c) The Committee may in its discretion appoint one or more Investment Managers to manage (including the power to direct the Trustee to acquire and dispose of) any assets of the Plan pursuant to an investment policy coordinated with the needs of the Plan as determined by the Committee, in which event the Trustee shall not be liable for the acts or omissions of any such Investment Manager or be under an obligation to invest or otherwise manage any asset of the Plan which is subject to the management of any such Investment Manager except as directed. Any such investment Manager shall acknowledge in writing that he is a fiduciary with respect to the Plan.

             (d) The term "Investment Manager" shall mean: (i) a registered investment adviser under the Investment Advisers Act of 1940; (ii) a bank as defined in the Investment Advisers Act of 1940; or (iii) an insurance company qualified under the laws of more than one state to manage, acquire and dispose of plan assets.

        9.8 Designation of Other Fiduciaries. The Committee may designate in writing other persons to carry out a specified part or parts of its responsibilities hereunder (including the power to designate other persons to carry out a part of such designated responsibility), but not including the power to appoint Investment Managers. Any such designation shall be accepted by the designated person, who shall acknowledge in writing that he is a fiduciary with respect to the Plan.

        9.9  Obligations of Committee.

             (a) The Committee or its properly authorized delegate shall make such determinations as are necessary to accomplish the purposes of the Plan with respect to individual Participants or classes of such Participants. The Employer shall notify the Committee of facts relevant to such determinations, including, without limitation, length of service, compensation for services, dates of death, permanent disability, granting or terminating of leaves of absence, ages, retirement and termination of service for any reason (but indicating such reason), and termination of participation. The Employer shall also be responsible for notifying the Committee of any other facts which may be necessary for the Committee to discharge its responsibilities hereunder.

             (b) The Committee is hereby authorized to act solely upon the basis of such notifications from the Employer and to rely upon any document or signature believed by the Committee to be genuine and shall be fully protected in so doing. For the purpose of this Section, a letter or other written instrument signed in the name of the Employer by any officer thereof shall constitute a notification therefrom; except that any action by the Employer or its Board of Directors with respect to the appointment or removal of a member of the Committee or the amendment of the Plan and Trust or the designation of a group of employees to which the Plan is applicable shall be evidenced by an instrument in writing, signed by a duly authorized officer or officers, certifying that said action has been authorized and directed by a resolution of the Board of Directors of the Employer.

             (c) The Committee shall notify the Trustee of its actions and determinations affecting the responsibilities of the Trustee and shall give the Trustee directions as to payments or other distributions from the Trust Fund to the extent they may be necessary for the Trustee to fulfill the terms of the Trust Agreement.

             (d) The Committee shall be under no obligation to enforce payment of contributions hereunder or to determine whether contributions delivered to the Trustee comply with the provisions hereof relating to contributions, and is obligated only to administer this Plan pursuant to the terms hereof.

        9.10 Indemnification of Committee. The Employer shall indemnify members of the Committee and its authorized delegates who are employees of the Employer for any liability or expenses, including attorneys' fees, incurred in the defense of any threatened or pending action, suit or proceeding by reason of their status as members of the Committee or its authorized delegates, to the full extent permitted by the law of the Employer's state of incorporation.

                                   ARTICLE 10
                             Trustee and Trust Fund

        10.1 Trust Fund. A Trust Fund to be known as the First Colonial Bankshares Corporation Retirement Trust (herein referred to as the "Trust" or the "Trust Fund") has been established by the execution of a trust agreement with one or more Trustees and is maintained for the purposes of this Plan. The assets of the Trust will be held, invested and disposed of by the Trustee, in accordance with the terms of the Trust, for the benefit of the Participants and their beneficiaries.

        10.2 Payments to Trust Fund and Expenses. All contributions hereunder will be paid into and credited to the Trust Fund and all benefits hereunder and expenses chargeable thereto will be paid from the Trust Fund and charged thereto.

        10.3 Trustee's Responsibilities. The powers, duties and responsibilities of the Trustee shall be as set forth in the Trust Agreement and nothing contained in this Plan, either expressly or by implication, shall impose any additional powers, duties or responsibilities upon the Trustee.

        10.4 Reversion to an Employer. An Employer has no beneficial interest in the Trust Fund and no part of the Trust Fund shall ever revert or be repaid to an Employer, directly or indirectly, except that an Employer shall upon written request have a right to recover:

             (a) within one year of the date of payment of a contribution by such Employer, any amount (less any losses attributable thereto) contributed through a mistake of fact;

             (b) within one year of the date on which any deduction for a contribution by such Employer under Code Section 404 is disallowed, an amount equal to the amount disallowed (less any losses attributable thereto); and

             (c) at the termination of the Plan, any amounts with respect to its employees remaining in the Excess Forfeiture Suspense Account.

                                   ARTICLE 11
                            Amendment or Termination

        11.1 Amendment. The Company reserves the right to amend this Plan at any time to take effect retroactively or otherwise, in any manner which it deems desirable including, but not by way of limitation, the right to increase or diminish contributions to be made by the Employer hereunder, to change or modify the method of allocation of its contributions, to change any provision relating to the distribution or payment, or both, of any assets of the Trust.

        11.2 Termination. The Company further reserves the right to terminate this Plan at any time.

        11.3 Form of Amendment, Discontinuance of Employer Contributions, and Termination. Any such amendment, discontinuance of Employer contributions or termination shall be made only by resolution of the Board of Directors of the Company or by any person so duly authorized by the Board of Directors.

        11.4 Limitations on Amendments. The provisions of this Article are subject to the following restrictions:

             (a) Except as provided in Section 10.4, no amendment shall operate either directly or indirectly to give the Employer any interest whatsoever in any funds or property held by the Trustee under the terms hereof, or to permit corpus or income of the Trust to be used for or diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries.

             (b) Except to the extent necessary to conform to the laws and regulations or to the extent permitted by any applicable law or regulation, no amendment shall operate either directly or indirectly to deprive any Participant of his nonforfeitable beneficial interest in his Accounts as they are constituted at the time of the amendment.

             (c) No amendment shall change any vesting schedule unless each Participant who has completed 3 or more Years of Service is permitted to elect to have the nonforfeitable percentage of his Employer Account ESOP Account and ESOP Cash Account computed under the Plan without regard to such amendment. The period for making such election shall commence no later than the date of the adoption of such amendment and shall expire no earlier than 60 days after the latest of the following dates: (i) the date the Plan amendment is adopted, (ii) the date the Plan amendment becomes effective, or (iii) the date the Participant is issued written notice of the Plan amendment by the Committee. Notwithstanding the foregoing, no election need be offered to a Participant whose nonforfeitable percentage of his Employer Account ESOP Account and ESOP Cash Account cannot at any time be lower than such percentage determined without regard to such amendment.

             (d) Except as permitted by applicable law, no amendment shall eliminate or reduce an early retirement benefit or a retirement-type subsidy or eliminate an optional form of benefit.

        11.5 Level of Benefits Upon Merger. This Plan shall not merge or consolidate with, or transfer assets or liabilities to, any other plan, unless each Participant shall be entitled to receive a benefit immediately after said merger, consolidation or transfer (if such other plan were then terminated) which shall be not less than the benefit he would have been entitled to receive immediately before said merger, consolidation or transfer (if this Plan were then terminated).

        11.6 Vesting Upon Termination or Discontinuance of Employer Contributions; Liquidation of Trust.

             (a) This Plan shall be deemed terminated if and only if the Plan terminates by operation of law or pursuant to Section 11.2. In the event of any termination or partial termination within the meaning of the Code, or in the event the Employer permanently discontinues the making of contributions to the Plan, the Employer Account ESOP Account and ESOP Cash Account of each affected Participant who is employed by the Employer on the date of the occurrence of such event shall be nonforfeitable; provided, however, that in no event shall any Participant or beneficiary have recourse to other than the Trust Fund for the satisfaction of benefits hereunder.

             (b) In the event the Employer permanently discontinues the making of contributions to the Plan, the Trustee shall make or commence distribution to each Participant or his beneficiaries of the value of such Participant's Accounts as provided herein within the time prescribed in
   Article 7. However, if, after such discontinuance, the Company shall determine it to be impracticable to continue the Trust any longer, the Company may, in its discretion, declare a date to be the Determination Date for all Participants whose Determination Date has not yet occurred. Such date shall also constitute the final distribution date for each Participant or beneficiary whose Accounts are being distributed in installments.

             (c) The liquidation of the Trust, if any, in connection with any Plan termination shall be accomplished by the Committee acting on behalf of the Company. After directing that sufficient funds be set aside to provide for the payment of all expenses incurred in the administration of the Plan and the Trust, to the extent not paid or provided for by the Employer, the Committee shall, as promptly as shall then be reasonable under the circumstances, liquidate the Trust assets and distribute to each Participant or beneficiary his Accounts in the Trust Fund. Notwithstanding the foregoing, if the Employer or an Affiliate maintains another defined contribution plan, other than an employee stock ownership plan (as defined in Code Section 4975(e) or 409) or a simplified employee pension plan (as defined in Code Section 408(k)), the Accounts of such Participant shall be transferred to such other plan unless the vested balance of such Accounts does not exceed $3,500 or the Participant consents to distribution of such Accounts. If the vested balance of a Participant's Accounts at the time of any distribution to the Participant exceeds $3,500, then the vested balance of a Participant's Accounts at any subsequent time shall be deemed to exceed $3,500. Upon completion of such liquidation and distribution, the Trust shall finally and completely terminate. In the event the Committee is no longer in existence, the actions to be taken by the Committee pursuant to this Section shall be taken by the Trustee.

                                   ARTICLE 12
                                  Miscellaneous

        12.1 No Guarantee of Employment, Etc. Neither the creation of the Plan nor anything contained in the Plan or trust agreement shall be construed as a contract of employment between the Employer and the Participant or as giving any Participant hereunder or other employee of the Employer any right to remain in the employ of the Employer, any equity or other interest in the assets, business or affairs of the Employer, or any right to complain about any action taken or any policy adopted or pursued by the Employer.

        12.2 Nonalienation.

             (a) Except as may be provided in the Plan with respect to loans to Participants, no Participant shall have any right to sell, assign, pledge, hypothecate, anticipate or in any way create a lien upon any part of the Trust Fund. Except to the extent required by law or provided in the Plan, no interest in the Trust Fund, or any part thereof, shall be assignable in or by operation of law, or be subject to liability in any way for the debts or defaults of Participants, their beneficiaries, spouses or heirs-at-law, whether to the Employer or to others.

             (b) Prior to the time that distributions are to be made hereunder, the Participants, their spouses, beneficiaries, heirs-at-law or legal representatives shall have no right to receive cash or other things of value from the Employer or the Trustee from or as a result of the Plan and Trust.

        12.3 Qualified Domestic Relations Order. Notwithstanding anything in this Plan to the contrary, the Committee shall distribute a Participant's Accounts, or any portion thereof, in accordance with the terms of any domestic relations order entered on or after January 1, 1985, which the Committee determines to be a qualified domestic relations order described in Code Section 414(p). Unless specifically provided otherwise in such order, any distribution under this Section 12.3 shall be made in a single lump sum.

        12.4 Controlling Law. To the extent not preempted by the laws of the United States of America, the laws of the State of Illinois shall be controlling state law in all matters relating to the Plan.

        12.5 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

        12.6 Notification of Addresses. Each Participant and each beneficiary of a deceased Participant shall file with the Committee from time to time in writing his postoffice address and each change of post-office address. Any communication, statement or notice addressed to the last post-office address filed with the Committee, or if no such address was filed with the Committee, then to the last post-office address of the Participant or beneficiary as shown on the Employer's records, will be binding on the Participant and his beneficiary for all purposes of this Plan and neither the Committee nor the employer shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary.

        12.7 Gender and Number. Whenever the context requires or permits, the gender and number of words shall be interchangeable.

                                   ARTICLE 13
                             Adoption by Affiliates

        13.1 Adoption of Plan. Subject to any resolution or terms of any agreement approved by the Board of Directors of the Company or a committee thereof to the contrary, any Affiliate may adopt this Plan for the benefit of its eligible employees if authorized to do so by the Board of Directors of the Company. Such adoption shall be by resolution of such Affiliate's board of directors, a certified copy of which shall be filed with the Company, the Committee and the Trustee. Upon such adoption, such Affiliate shall become an "Employer."

        13.2 The Company as Agent for Employer. Each Employer which has adopted this Plan pursuant to Section 13.1 hereby irrevocably gives and grants to the Company full and exclusive power conferred upon it by the terms of the Plan and Trust to take or refrain from taking any and all action which such Employer might otherwise take or refrain from taking with respect to the Plan, including sole and exclusive power to exercise, enforce or waive any rights whatsoever which such Employer might otherwise have with respect to the Trust, and each such Employer, by adopting this Plan, irrevocably appoints the Company its agent for such purposes. Neither the Trustee nor the Committee nor any other person shall have any obligation to account to any such Employer or to follow the instructions of or otherwise deal with any such Employer, the intention being that all persons shall deal solely with the Company as if it were the sole company which had adopted this Plan. Each such Employer shall contribute such amounts as determined under Article 3.

        13.3 Adoption of Amendments.

             (a)  Any Employer which adopts this Plan pursuant to Section
   13.1 may amend this Plan with respect to its own employees by resolution of its board of directors, if authorized to do so by the Board of Directors of the Company or any person so duly authorized by the Board of Directors of the Company.

             (b) Any Employer shall be deemed conclusively to have assented to any amendment of this Plan by the Company without the necessity of any affirmative action on the part of such Employer.

        13.4 Termination.  Any Employer which adopts this Plan pursuant to
   Section 13.1 may terminate this Plan with respect to its own employees by resolution of its board of directors, if authorized to do so by the Board of Directors of the Company, or any person so duly authorized by the Board of Directors of the Company.

        13.5 Data to Be Furnished by Employers. Each Employer which adopts this Plan pursuant to Section 13.1 shall furnish information and maintain such records with respect to its Participants as called for hereunder, and its determinations and notifications with respect thereto shall have the same force and effect as comparable determinations by the Company with respect to its Participants.

        13.6 Joint Employees. If a Participant receives Compensation during a Plan Year from more than one Employer, the total amount of such Compensation shall be considered for the purposes of the Plan, and the respective Employers shall share in contributions to the Plan on account of said Participant based on the Compensation paid to such Participant by the Employer.

        13.7 Expenses. Each Employer shall pay such part of actuarial and other necessary expenses incurred in the administration of the Plan as the Company shall determine.

        13.8 Withdrawal. An Employer may withdraw from the Plan by giving 60 days' written notice of its intention to the Company and the Trustee, unless a shorter notice shall be agreed to by the Company.

        13.9 Prior Plans. If an Employer adopting the Plan already maintains a defined contribution plan covering employees who will be covered by this Plan, it may, with the consent of the Company, provide in its resolution adopting this Plan for the termination of its own plan or for the merger, restatement and continuation, of its own plan by this Plan. In either case, such Employer may, subject to the approval of the Company, provide in its resolution of adoption of this Plan for the transfer of the assets of such plan to the Trust for this Plan for the payment of benefits accrued under such other plan.

        13.10 List of Employers. The following is a list of the Affiliates that have adopted this plan as of the Effective Date, or as of such later date as is indicated below:

        All American Bank              		First Colonial Bank Southwest
        Avenue Bank of Oak Park        		First Colonial Investment Services
        BankersTech, Inc.              		First Colonial Mortgage
        Colonial Bank              		  Corporation
        Community Bank of Edgewater    		First Colonial Trust Company
        First Colonial Bank Northwest  		Fox Lake State Bank
        First Colonial Bank of Downers Grove	Michigan Avenue National Bank
        First Colonial Bank of DuPage County	Mid-States Financial Corp.
        First Colonial Bank of Elk Grove	Northlake Bank
        First Colonial Bank of Lake County	Northwest Commerce Bank
        First Colonial Bank of McHenry County	York State Bank

                              Effective July 1,1994
        First Colonial Bank/Highwood   		First Colonial Bank/Mundelein

                                   ARTICLE 14
                          Diversification of Investment

        14.1 Election by Qualified Participant. Each Qualified Participant shall be permitted to direct the Plan as to the investment of 25% of the value of the Participant's ESOP Account (attributable to Company Stock which was acquired by the Plan after December 31, 1986), within 90 days after the last day of each Plan Year during the Participant's Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant's Qualified Election Period, a Qualified Participant may direct the Plan as to the investment of 50% of the value of such ESOP Account.

        14.2 Method of Directing Investing. The Participant's direction shall be provided to the Committee in writing; shall be effective no later than 90 days after the close of the Plan Year to which the direction applies; and shall specify which, if any, of the options set forth in
   Section 14.3 the Participant selects.

        14.3 Investment Options.

             (a) At the election of the Qualified Participant, the Plan shall distribute (notwithstanding Code Section 409(d)) the portion of the Participant's ESOP Account that is covered by the election within 90 days after the last day of the period during which the election can be made. Such distributions shall be subject to such requirements of the Plan concerning put options as would otherwise apply to a distribution of Company Stock from the Plan. This Section 14.3(a) shall apply notwithstanding any other provision of the Plan other than such provision as require the consent of the Participant and the Participant's spouse to a distribution with a present value in excess of $3,500. If the Participant and the Participant's spouse do not consent, such amount shall be retained in this Plan.

             (b) In lieu of distribution under Section 14.3(a), the Plan must offer those investment options available with respect to the Participant's Employer, Elective and Rollover Accounts to the Qualified Participant covered by the election and, within 90 days after the last day of the period during which the election can be made, the Plan must invest the portion of the Participant's ESOP Account in accordance with the election.

        14.4 Determination of Amount Subject to Diversification Requirement. The portion of the Participant's ESOP Account attributable to Company Stock which was acquired by the Plan after December 31, 1986, shall be determined by multiplying the number of shares of such ESOP Account by a fraction, the numerator of which is the number of shares acquired by the Plan after December 31, 1986, and allocated to the Participant's ESOP Account (not to exceed the number of shares held by the Plan on the date the individual becomes a Qualified Participant) and the denominator of which is the total number of shares held by the Plan at the date the individual becomes a Qualified Participant.

        14.5 Qualified Participant. For purposes of this Article 14, a Qualified Participant shall mean a Participant who has attained age 55 and who has completed at least 10 years of participation in the Plan.

        14.6 Qualified Election Period. For purposes of this Article 14, a Qualified Election Period shall mean the 6-Plan-Year period beginning with the later of (a) the first Plan Year beginning after December 31, 1986, or
   (b) the Plan Year after the Plan Year in which the Participant first becomes a Qualified Participant.

                                   ARTICLE 15
                Rights, Restrictions and Options on Company Stock

        15.1 Distribution of Company Stock Under Federal Securities Laws. If at the time of any distribution hereunder of Company Stock to any terminated Participant or his beneficiary, a Form S-8 Registration Statement in respect to such securities, or their issuance under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, ("Act"), or under any similar form of registration, is not then in effect with the Securities and Exchange Commission ("SEC"), or if no other exemption under the Act is available or a "no action" letter has not been issued by the SEC, with respect to such securities, then:

             (a) Investment Representation. At the time of any such distribution, the distributee shall be deemed to have agreed, for himself and for his heirs, personal or legal representatives, that he or such successors in interest will represent and shall be deemed to have represented that he or such successors will hold all such securities solely for investment and with no present intention to resell or distribute the same and the distributee, or such successors, as the case may be, shall sign a certificate to such effect at the time of any distribution, but the neglect or failure to execute such certificate shall not be a limitation of the foregoing agreements and representations.

             (b) Legend on Certificates. At the time of the issuance of any certificate or certificates representing Company Stock distributed to any distributee, or other persons, as a result of a permitted or required distribution under this Plan when there is no available exemption under the Act, such certificate(s) shall have endorsed thereon a legend reading substantially as follows:

                  "These shares are not registered under the Securities Act of 1933, as amended ("Act"). Said shares may not be transferred, assigned, hypothecated or otherwise disposed of unless: (i) a Registration Statement has been filed and becomes effective under the Act, or (ii) until the registration provisions of the Act have otherwise been completed with, or (iii) in the opinion of counsel for the Company such proposed transfer or other disposition will not violate the registration provisions of the Act."

             (c) Resubmissions. Any distributee, or any successor in interest, who is notified by the Committee that counsel for the Company considers said distributee or successor a statutory underwriter under the "Act," shall resubmit any share certificate or certificates issued previously without the above legend to the Company, so that said legend may be imposed thereon. Any such distributee or successor in interest further agrees to comply with the provisions of said legend.

        15.2 Right of First Refusal. If the distribution of the Participant's Accounts is made in Company Stock, such shares of Company Stock distributed by the Trustee shall be subject to a "right of first refusal," until such time as such shares are publicly traded. Such a "right" shall provide that prior to any subsequent transfer, the shares must first be offered by written offer to the Trust, and then, if refused by the Trust, to the Company. In the event that the proposed transfer constitutes a gift or other such transfer at less than fair market value, the price per share shall be determined by an independent appraiser (appointed by the Board of Directors) as of the Valuation Date coinciding with or immediately preceding the date of exercise, except in the case of a transfer to a Disqualified Person, as defined in Section 4975 of ERISA. In the event of a proposed purchase by a prospective bona fide purchaser, the offer to the Trust and the Company shall be at the greater of fair market value, as determined by an independent appraiser (appointed by the Board of Directors) as of the Valuation Date coinciding with or immediately preceding the date of exercise (except in the case of a purchase by a Disqualified Person), or at the price offered by the prospective bona fide purchaser. In the case of a purchase by or transfer to a Disqualified Person, fair market value shall be determined as of the actual date of the transaction. Valuations must be made in good faith and based on all relevant factors for determining the fair market value of the securities. The Trust may accept the offer at any time during a period not exceeding 14 days after receipt of such offer. In the event the Trust does not accept such offer, the Company may accept such offer at any time during said 14 day period.

        In the case of a purchase from a Disqualified Person, all purchases of Company Stock shall be made at prices which, in the judgment of the Company, do not exceed the fair market value of such shares as of the date of the transaction.

        15.3 Put Option. If the distribution of the Participant's Accounts is made in Company Stock, a Participant or a Beneficiary, or a donee or heir of a Participant or Beneficiary, shall be granted at the time that such shares are distributed to him, an option to "put" the shares to the Company, provided that all such shares are so put; provided, further, that the Trust shall have the option to assume the rights and obligations of the Company at the time the "put" option is exercised. A "put" option shall provide that, for a period of 60 days after such shares are distributed to a Participant or a Beneficiary, or donee or heir of a Participant or Beneficiary (and, if the "put" is not exercised within such 60 day period, for an additional period of 60 days commencing 12 months following the expiration of the initial 60 day period), he would have the right to have the Company purchase such shares at their fair market value, as defined hereinabove in Section 15.2. Such "put" option shall be exercised by notifying the Company in writing. The terms of payment for the purchase of such shares of Company Stock shall be as set forth in the "put" and may be either in a lump sum or in up to 5 equal annual installments (with interest on the unpaid principal balance at a reasonable rate of interest), as determined by the Company. Payment for the purchase of such shares must commence within 30 days after the "put" is exercised. The period during which the put option is exercisable does not include any time during which the distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law. If payment is made in installments, adequate security and a reasonable rate of interest must be provided.

        15.4 Other Options. Except as otherwise provided in this Article 15, no security acquired with the proceeds of an Acquisition Loan may be subject to a put, call, buy-sell, or similar arrangement while held by or when distributed from the Plan. The protections and rights described in this Article 15 are non-terminable. Should this Plan cease to be an employee stock ownership plan, or should the Acquisition Loan be repaid, Company Stock acquired with the proceeds of an Acquisition Loan will continue after the loan is paid subject to the provisions of this Article 15.

        15.5 Voting of Company Stock.

             (a) If the Company Stock is a registration type class of securities as defined in Code Section 409A(e)(4), a Participant shall be entitled to direct the exercise of all voting rights, or other rights, with respect to such securities, including fractional shares, allocated to his ESOP Account on all matters which shareholders of the Company are permitted to vote.

             (b) If the Company Stock is not a registration type class of securities, then a Participant shall be entitled to direct the exercise of all voting rights, or other rights, with respect to such securities, including fractional shares, allocated to his ESOP Account only on those matters which by law or charter must be decided by more than a majority vote of the outstanding common shares voted.

             (c) In all cases where Participants vote, the Committee shall provide each Participant with material pertaining to the exercise of such rights containing all information distributed to other shareholders of the Company. The Participant shall have the opportunity to exercise any such rights within the same time period as provided other shareholders of the Company. Each Participant shall notify the Investment Committee (as said term is defined in the Trust) of his desires with respect to said vote and the Investment Committee shall vote the combined fractional shares or rights to the extent possible with respect to the direction of the Participants holding them.

             (d) In the event a Participant fails, neglects or refuses to exercise any rights he may have with respect to the vote of shareholders, said shares shall not be voted by the Trustee or other party. Nothing herein contained in the contrary shall prohibit the solicitation of a Participant's voting rights by the management of the Company and others under any proxy provision applicable to all shareholders of the Company.

        15.6 Special Put Option Requirements. Notwithstanding any other provisions of the Plan regarding a Participant's right to exercise a put option, in the case of a distribution of Company Stock which is not readily tradeable on an established securities market, the Plan shall provide the Participant with a put option that complies with the requirements of Code Section 409(h). Such put option shall provide that if the Participant exercises the put option, the Company, or the Plan, if the Plan so elects, shall repurchase the Company Stock as follows:

             (a) If the distribution constitutes a Total Distribution, payment of the fair market value of a Participant's Accounts shall be made in 5 substantially equal annual payments. The first installment shall be paid not later than 30 days after the Participant exercises the put option. The Plan will pay a reasonable rate of interest and provide the adequate security on amounts not paid after 30 days.

             (b)  If the distribution does not constitute a Total
   Distribution, the Plan shall pay the Participant an amount equal to the fair market value of the Company Stock repurchased no later than 30 days after the Participant exercises the put option.

             (c) As used herein, the term "Total Distribution" means a distribution to a Participant or Beneficiary, within 1 taxable year of such receipt of the entire balance to the credit of the Participant.

                                   APPENDIX A

                                  Applicable to
                                New Century Bank

        This Appendix A sets forth provisions applicable to Participants in the Plan who were employees of New Century Bank on June 30, 1994, who became Participants in the Plan on July 1, 1994, and whose assets and liabilities were subsequently transferred from the New Century Bank Profit Sharing 401(k) Plan to the Trust ("Former New Century Bank Participants"). Except to the extent expressly modified by this Appendix A, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former New Century Bank Participants. The provisions of this Appendix A shall, unless provided otherwise, be effective as of July 1, 1994.

   A.1 A new definition of New Century Bank Plan shall be added to read as follows:

             "New Century Bank Plan" means the New Century Bank Profit Sharing 401(k) Plan as in effect on December 31, 1994, just prior to its merger into this Plan."

   A.2  Section 2.1A shall be added to read as follows:

             "2.1A Special Provision Applicable to New Century Bank. Notwithstanding the foregoing provisions of Section 2.1, a Former New Century Bank Participant and who is an Eligible Employee on July 1, 1994, shall become a Participant as of such date. Any other Eligible Employee of New Century Bank shall become a Participant on the Entry Date following the day on which he/she is an Eligible Employee and has completed one month of service and attained age 21; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment."

   A.3 Section 6.7 shall be amended by adding the following subparagraph to read as follows:

             "Notwithstanding the foregoing, solely with respect to Former New Century Bank Participants, such period or periods of employment shall include any period or periods previously credited to that employee under the New Century Bank Plan."

   A.4 Section 7.1(d) shall be amended by adding the following subparagraph to read as follows:

             "Former New Century Bank Participants may elect to receive under
        Section 7.1 of the Plan the value of his/her Accounts (accrued through December 31, 1994) in one of the following optional forms of distribution: (i) in installments over his/her life expectancy; (ii) in installments over a ten-year period; or (iii) by the purchase of an annuity from an insurance company. Notwithstanding the foregoing, amounts in a Former New Century Bank Participant's Accounts accrued after December 31, 1994 shall be paid in the form of a lump sum cash payment."

   A.5  Section 11.5A shall be added to read as follows:

             "11.5A Merger. Effective as of the close of December 31, 1994, the New Century Bank Plan shall be merged into this Plan with all accrued benefits under the New Century Bank Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the New Century Bank Plan."

                                   APPENDIX B

                                  Applicable to
                                Bank of Highwood

        This Appendix B sets forth provisions applicable to Participants in the Plan who were employees of Bank of Highwood on June 30, 1994, who became Participants in the Plan on July 1, 1994, and whose assets and liabilities were subsequently transferred from the Bank of Highwood Salary Savings Plan to the Trust ("Former Bank of Highwood Participants").
   Except to the extent expressly modified by this Appendix B, the provisions of the Plan, including the Appendices thereto, shall apply to the participation of such Former Bank of Highwood Participants. The provisions of this Appendix B shall, unless provided otherwise, be effective as of July 1, 1994.

   B.1 A new definition of Bank of Highwood Plan shall be added to read as follows:

             "Bank of Highwood Plan" means the Bank of Highwood Salary Savings Plan as in effect on December 31, 1994, just prior to its merger into this Plan."

   B.2 A new definition of Qualified Joint and Survivor Annuity shall be added to read as follows:

             "Qualified Joint and Survivor Annuity" for a married Participant is an annuity for the life of a Participant with payments continued upon the death of the Participant for the life of his/her spouse in an amount which is equal to 100% of the amount payable while the Participant was living and for an unmarried Participant is an annuity for the life of the Participant only."

   B.3  Section 2.1A shall be added to read as follows:

             "2.1A Special Provision Applicable to Bank of Highwood. Notwithstanding the foregoing provisions of Section 2.1, a Former Bank of Highwood Participant who is an Eligible Employee on July 1, 1994, shall become a Participant as of such date. Any other Eligible Employee of Bank of Highwood shall become a Participant on the Entry Date following the day on which he/she is an Eligible Employee and has completed one month of service and attained age 21; provided, however, that an individual's satisfaction of this service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates, regardless of any intervening interruption of his/her employment."

   B.4 Section 6.7 shall be amended by adding the following subparagraph to read as follows:

        "Notwithstanding the foregoing, solely with respect to Former Bank of Highwood Participants, such period or periods of employment shall include any period or periods previously credited to that Employee under the Bank of Highwood Plan."

   B.5 A Former Bank of Highwood Participant shall receive the value of his/her Accounts (accrued through December 31, 1994) under Section
        7.1 of the Plan in the form of a Qualified Joint and Survivor Annuity, whether such Participant terminates employment before, on, or after his/her Retirement Date. A Participant may elect to waive this form of distribution. If a Participant decides not to waive this form of distribution, the requirements of the following Sections 7.1A and 7.1B apply. If a Participant elects to waive this form of distribution, distribution of his/her Accounts (accrued through December 31, 1994) under the Plan shall be made in the form of an optional form described under Section 7.1C of this Appendix B. Notwithstanding the foregoing, amounts credited to a Former Bank of Highwood Participant's Accounts after December 31, 1994 shall be distributed in the form of a lump sum cash payment.

             7.1A Qualified Joint and Survivor Annuity.

                  (a) Distributions shall be made in the form of a Qualified Joint and Survivor Annuity unless the Participant has elected not to receive a Qualified Joint and Survivor Annuity pursuant to subsection
        (c) below.

                  (b) Benefits payable in the form of a Qualified Joint and Survivor Annuity shall be paid by distributing to the Participant the annuity contract. Any such annuity contract shall be nonassignable and non-commutable and shall be subject to the election, consent, written explanation and Survivor Annuity requirements set forth in
        Section 7.1B. Delivery of such contract shall be in full satisfaction of the rights of the Participant hereunder and upon delivery of any such contract, the Participant shall look solely to the insurer issuing such contract for the payment of benefits.

                  (c) A Participant may, within 90 days before his/her Annuity Starting Date (the "Election Period"), elect not to receive a Qualified Joint and Survivor Annuity. Such election may be revoked at any time during the Election Period and if so revoked the Participant's benefit shall automatically be paid in the form of a Qualified Joint and Survivor Annuity unless he/she again elects within the Election Period not to receive his/her benefit in such form. Elections and revocations may continue to be made under this Section within the Election Period. Subject to the requirements of
        Section 7.1A(e), annuity payments may be made over one of the following periods:

                       (1)  the life of the Participant;

                       (2) the lives of the Participant and a designated beneficiary, with the amount payable to the designated beneficiary equal to 50% or 100% of the amount payable to the Participant;

                       (3) the life of the Participant with payments guaranteed for 60 months; and

                       (4) the life of the Participant with payments guaranteed for 120 months.

                  (d) The Committee shall furnish each Participant a general written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity, the Participant's right to make and the effect of an election to waive it, the rights of the Participant's spouse, the Participant's right to revoke an election to waive the Qualified Joint and Survivor Annuity and the effect of such a revocation. This general explanation shall be furnished to a Participant within a reasonable period before the Participant's Annuity Starting Date.

                  (e) Any election under subsections 7.1A(c) or 7.1B(d) must have the consent of the Participant's spouse to be effective unless, at the time of filing such election, the Participant established to the satisfaction of the Committee that the consent of the spouse could not be obtained because such spouse could not be located or by reason of such other circumstances as may be prescribed by regulations. Any consent (or establishment that the consent could not be obtained) shall be effective only with respect to such spouse. Such consent shall be in writing, witnessed by a Plan representative or notary public, acknowledging the effect of the election and the designation of the specific non-spouse beneficiary, including any class of beneficiary or any contingent beneficiary, to receive the Participant's Accounts in the Trust Fund in the event of the Participant's death, and shall be irrevocable with respect to such form and beneficiary designation.

             7.1B Surviving Spouse Survivor Annuity.

                  (a) The Accounts of a Participant who dies prior to his/her Annuity Starting Date, who is married on the date of his/her death shall be distributed in the form of an annuity for the life of his/her surviving spouse ("Survivor Annuity") unless such Participant has elected not to have benefits paid in the form of a Survivor Annuity pursuant to subsection (d) below.

                  (b) Benefits payable in the form of a Survivor Annuity shall be paid by distributing to the surviving spouse of the Participant the annuity contract. Such annuity contract shall provide for level monthly payments for the life of the surviving spouse commencing as soon as practicable thereafter. Any such annuity contract shall be nonassignable and non-commutable. Delivery of any such contract shall be in full satisfaction of the rights of the Participant's spouse.

                  (c) Notwithstanding subsection (b) above, the surviving spouse of a Participant may elect to receive a distribution of the balance of the deceased Participant's Accounts in one lump sum or in the form of an annuity, subject to the requirements of Section 7.2. Such election shall be made by filing an election with the Committee at such time and in such manner as the Committee shall provide.

                  (d) A Participant may elect not to have a Survivor Annuity paid to his/her surviving spouse. Such election may be made at any time during the Election Period described in subsection (e) below.
        To be effective any such election shall require the consent of the Participant's spouse as provided in Section 7.1A(e). Any such election may be revoked by the Participant within the Election Period.

                  (e) The Election Period shall commence on the first day of the Plan Year in which the Participant attains age 35 and end on the earlier of: (i) the date of the Participant's death or (ii) his/her Annuity Starting Date; provided that, in the case of a Participant who separates from service prior to attaining age 35, the Election Period shall commence on the date of his/her separation from service.

                  (f) The Committee shall furnish each Participant a general written explanation of the terms and conditions of the Survivor Annuity, the Participant's right to make and the effect of an election to waive it, the rights of the Participant's spouse, the Participant's right to revoke an election to waive the Survivor Annuity and the effect of such a revocation.

             7.1C  Optional Forms of Distributions.

                  (a) The Accounts distributable to a Participant which are not distributable in the form of a Qualified Joint and Survivor Annuity shall be distributed in one or more of the following ways, as the Participant may request, and in accordance with applicable laws and regulations:

                       (i)  by payment in one lump sum; or

                       (ii) by the purchase of an annuity providing monthly
             benefits over the Participant's lifetime; or

                       (iii) by the purchase of an annuity providing monthly benefits over the Participant's lifetime and upon his/her death reduced monthly benefits (50%) payable to his/her Individual Beneficiary; or

                       (iv) by the purchase of an annuity providing monthly
             benefits over the Participant's lifetime with 60 monthly payments guaranteed; or

                       (v) by the purchase of an annuity providing monthly benefits over the Participant's lifetime with 120 monthly payments guaranteed.

                  (b) The value of the Participant's Accounts shall be paid to the Participant over a period not to exceed his life expectancy or the joint life expectancy of the Participant and his Individual Beneficiary. The minimum amount of any installment distribution and determination of the life expectancy of a Participant and the joint life expectancy of a Participant and his Individual Beneficiary shall be determined in accordance with the regulations prescribed under Code Section 401(a)(9); provided that the life expectancy of a Participant or his spouse shall be redetermined annually. In no event shall the amount distributable in any year be less that the amount determined in accordance with the minimum distribution incidental benefit requirements of Treasury Regulation Section 1.401(a)(9)-2.

   B.6 In the event a Former Bank of Highwood Participant dies prior to commencement of his/her benefits, and the balance of the Participant's Accounts was not distributed in accordance with Section 7.1B, the beneficiary may receive the balance of such Participant's Accounts under Section 7.2 of the Plan in the form of a lump sum or an annuity contract. The annuity may be for the life of the beneficiary or over any period described in Section 7.1C, subject to the requirements of Section 7.2. If the beneficiary is the Participant's surviving spouse, or if the Participant has not designated the form of distribution prior to his/her death, the designated beneficiary must elect the method of distribution no later than the date such distributions are required to begin in accordance with Section 7.2.

   B.7  Section 11.5A shall be added to read as follows:

             "11.5A Merger. Effective as of the close of December 31, 1994, the Bank of Highwood Plan shall be merged into this Plan with all accrued benefits under the Bank of Highwood Plan becoming accrued benefits under this Plan. To the extent required by law or otherwise appropriate, the provisions of this Appendix and the applicable provisions of the Plan (including those relating to the Tax Reform Act of 1986 and related laws and regulations) shall be deemed to apply retroactively to the Bank of Highwood Plan.